     As filed with the Securities and Exchange Commission on November 30, 1995

                                                               File No. 811-7192



                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                      FORM N-1A


                                REGISTRATION STATEMENT
                                        UNDER
                          THE INVESTMENT COMPANY ACT OF 1940     X

                                AMENDMENT NO.    3                       X

                             MICHIGAN TAX FREE PORTFOLIO
                  (Exact Name of Registrant as Specified in Charter)



                                  24 Federal Street
                             Boston, Massachusetts 02110

                       (Address of Principal Executive Offices)

          Registrant's Telephone Number, including Area Code: (617) 482-8260




                                 H. Day Brigham, Jr.
                  24 Federal Street, Boston, Massachusetts     02110

                       (Name and Address of Agent for Service)

                                  EXPLANATORY NOTE

              This Registration Statement, as amended, has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by investment companies, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Registrant.

                                       PART A

              Responses to Items 1 through 3 and 5A have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

     Item 4.  General Description of Registrant

              Michigan Tax Free Portfolio (effective December 1, 1995, Michigan Municipals Portfolio) (the "Portfolio") is a non-diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on May 1, 1992. Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may be made only by U.S. and foreign investment companies, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

              The Portfolio's investment objective is to provide current income exempt from regular federal income tax and Michigan State and City income and single business taxes in the form of an investment exempt from Michigan intangibles tax. The Portfolio currently seeks to achieve its objective by investing primarily in Michigan tax-exempt obligations (as defined below) that are rated at least investment grade by a major rating agency or, if unrated, are determined to be of at least investment grade quality by the Portfolio's investment adviser.

              Additional  information  about  the  investment  policies  of  the
     Portfolio appears in Part B. The Portfolio is not intended to be a complete investment program, and a prospective investor should take into account its objectives and other investments when considering the purchase of an interest in the Portfolio. The Portfolio cannot assure achievement of its investment objective.

     How the Portfolio Invests its Assets

              The Portfolio currently seeks to achieve its investment objective by investing at least 80% of its net assets during periods of normal market conditions in debt obligations issued by or on behalf of the State of Michigan and its political subdivisions, and the governments of Puerto Rico, the U.S. Virgin Islands and Guam, the interest on which is exempt from regular federal income tax, is not a tax preference item under the federal alternative minimum tax, and is exempt from Michigan State and City income and single business taxes, and the value of and interest on which are exempt from Michigan intangibles tax ("Michigan tax-exempt obligations"). The foregoing policy is a fundamental policy of the
     Portfolio, which may not be changed unless authorized by a vote of the investors in the Portfolio. Proposed changes to the foregoing policy are described below.

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              At  least 70%  of  the  Portfolio's net  assets will  normally  be invested in obligations rated at least investment grade at the time of investment (which are those rated Baa or higher by Moody's Investors Service, Inc. ("Moody's") or BBB or higher by either Standard & Poor's ("S&P") or Fitch Investors Service, Inc. ("Fitch")) or, if unrated, determined by the Portfolio's investment adviser, Boston Management and Research (the "Investment Adviser" or "BMR"), to be of at least investment
     grade quality.   The Portfolio  may invest up  to 30% of its  net assets in
     Michigan  obligations (as defined below)  rated below investment grade (but
     not  lower  than  B  by  Moody's,  S&P  or   Fitch)  and  unrated  Michigan
     obligations  considered  to  be of  comparable  quality  by  the Investment
     Adviser.   Michigan  obligations rated  Baa  or  BBB may  have  speculative
     characteristics.     Also,  changes   in  economic   conditions  or   other
     circumstances  are more  likely  to lead  to  a weakened  capacity  to make
     principal  and  interest   payments  than  in  the  case  of  higher  rated
     obligations.   Securities  rated below  BBB or  Baa are  commonly known  as
     "junk bonds". See "Credit Quality - Risks." The Portfolio may retain an obligation whose rating drops below B after its acquisition if such retention is considered desirable by the Portfolio's Investment Adviser.
     See  "Risk Considerations".    For a  description  of municipal  obligation
     ratings, see the Appendix to Part B.

              On or about December 8, 1995, a proposal will be submitted to investors in the Portfolio that would permit the Portfolio to invest without limit in obligations the interest on which is a tax preference item under the federal alternative minimum tax. If the proposal is approved, the Portfolio will seek to achieve its investment objective by investing at least 80% of its net assets during periods of normal market conditions in municipal obligations, the interest on which is exempt from regular federal income tax and Michigan State and City income and single business taxes, and the value of and interest on which are exempt from Michigan intangibles tax. If the proposal is approved, the new policy will be effective immediately. If the proposal is approved, the Portfolio will be permitted to invest in municipal obligations of any issuer, but will continue to invest at least 65% of its total assets in obligations issued by the State of Michigan or its political subdivisions. Also, in connection with the proposal, the Portfolio's name will be changed to "Michigan Municipals Portfolio" effective December 1, 1995.

              Michigan Obligations. Municipal obligations eligible for the exemption from Michigan State and City income and single business taxes and Michigan intangibles tax ("Michigan obligations") are issued for a wide variety of both public and private purposes. Public purpose municipal bonds include general obligation bonds and revenue bonds. General obligation bonds are backed by the taxing power of the issuing municipality. Revenue bonds are backed by the revenues of a project or facility. Municipal notes include bond anticipation notes, tax anticipation notes, and revenue anticipation notes. Bond, tax and revenue anticipation notes are short-term obligations that will be retired with the proceeds of an anticipated bond issue, tax revenue or facility revenue, respectively. Under normal market conditions, the Portfolio will invest at least 65% of its total assets in obligations issued by the State

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     of Michigan or its political subdivisions.

              The Portfolio currently may not invest more than 20% of its net assets in obligations the interest on which is a tax preference item under the federal alternative minimum tax and in obligations that pay interest subject to regular federal income tax and/or Michigan State and City income and single business taxes and Michigan intangibles tax. As at July 31, 1995, the Portfolio had invested 5.6% of its net assets in such obligations. Distributions to corporate investors of certain interest income may be subject to the federal alternative minimum tax.

              Concentration in Michigan Issuers Risks. Because the Portfolio will normally invest at least 65% of its total assets in obligations of Michigan issuers, it is more susceptible to factors adversely affecting such issuers than mutual funds that do not concentrate in the obligations of issuers located in a single State. Municipal obligations of issuers in a single State may be adversely effected by economic developments and by legislation and other governmental activities in that State. To the extent that the Portfolio's assets are concentrated in municipal obligations of issuers of a single State, the Portfolio may be subject to an increased risk of loss.

              Michigan has long had a large representation in and is dominated by the automobile industry and related industries and tends to be more vulnerable to economic cycles than other states and the nation as a whole. As of August 1995, Michigan's unemployment rate was 5.1%, as compared to the national rate of 5.6%. In March 1994, Michigan voters approved changes to the tax system resulting in, among other things, an increase in the sales tax rate, a reduction in the income tax rate and the creation of a statewide property tax.

              Michigan's general obligation debt is rated A1, AA and AA, by Moody's, S&P and Fitch, respectively.

              Michigan obligations also include obligations of the governments of Puerto Rico, the U.S. Virgin Islands and Guam to the extent that these obligations are exempt from Michigan State and City income and single business taxes and Michigan intangibles tax. The Portfolio may invest up to 5% of its net assets in obligations issued by the governments of each of the U.S. Virgin Islands and Guam, and may invest up to 35% of its net assets in obligations issued by the government of Puerto Rico. The economy of Puerto Rico is dominated by the manufacturing and service sectors. Although the economy of Puerto Rico expanded significantly from fiscal 1984 through fiscal 1990, the rate of this expansion slowed during fiscal years 1991, 1992 and 1993. Growth in fiscal 1994 will depend on several factors, including the state of the U.S. economy and the relative stability in the price of oil, the exchange rate of the U.S. dollar and the cost of borrowing. Although the Puerto Rico unemployment rate has declined substantially since 1985, the seasonally adjusted unemployment rate for June 1995 was approximately 13.9%. The North American Free Trade Agreement ("NAFTA"), which became effective January 1, 1994, could lead to the loss of Puerto Rico's lower salaried or labor intensive jobs to

     Mexico.

              S&P rates Puerto Rico general obligation debt A, while Moody's rates it Baa1; these ratings have been in place since 1956 and 1976, respectively. Reliance on nonrecurring revenues and economic weakness led S&P to change its outlook from stable to negative.

              In addition, the Portfolio may invest 25% or more of its assets in Michigan obligations of the same type, including, without limitation, the following: lease rental obligations of State and local authorities; obligations of State and local housing finance authorities, municipal utilities systems or public housing authorities; obligations for hospitals or life care facilities; or industrial development or pollution control bonds issued for electric utility systems, steel companies, paper companies or other purposes. This may make the Portfolio more susceptible to adverse economic, political, or regulatory occurrences affecting a particular category of issuer. For example, health care-related issuers are susceptible to medicaid reimbursement policies, and national and state health care legislation. As the Portfolio's concentration increases, so does the potential for fluctuation in the value of its interests.

              Non-Diversified Status. The Portfolio's classification under the Investment Company Act of 1940 (the "1940 Act") as a "non-diversified" investment company allows it to invest, with respect to 50% of its assets, more than 5% (but not more than 25%) of its assets in the securities of any issuer. The Portfolio is likely to invest a greater percentage of its assets in the securities of a single issuer than would a diversified fund. Therefore, the Portfolio would be more susceptible to any single adverse economic or political occurrence or development affecting issuers of Michigan obligations.

        Other Investment Practices

              The Portfolio may engage in the following investment practices, some of which may be considered to involve "derivative" instruments because they derive their value from another instrument, security or index. In addition, the Portfolio may temporarily borrow up to 5% of the value of its total assets to satisfy redemption requests or settle securities transactions.

              When-Issued Securities. The Portfolio may purchase securities on a "when-issued" basis, which means that payment and delivery occur on a future settlement date. The price and yield of such securities are generally fixed on the date of commitment to purchase. However, the market value of the securities may fluctuate prior to delivery and upon delivery the securities may be worth more or less than the Portfolio agreed to pay for them. The Portfolio may also purchase instruments that give it the option to purchase a municipal obligation when and if issued.


              Inverse  Floaters.     The  Portfolio  may   invest  in  municipal
     securities  whose interest  rates  bear  an  inverse  relationship  to  the

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     interest rate  on  another security  or  the value  of an  index  ("inverse floaters"). An investment in inverse floaters may involve greater risk than an investment in a fixed rate bond. Because changes in the interest rate on the other security or index inversely affect the residual interest paid on the inverse floater, the value of an inverse floater is generally
     more  volatile than  that  of a  fixed rate  bond.   Inverse  floaters have
     interest  rate adjustment  formulas  which  generally  reduce  or,  in  the extreme, eliminate the interest paid to the Portfolio when short-term interest rates rise, and increase the interest paid to the Portfolio when
     short-term interest rates fall.   Inverse floaters have varying  degrees of
     liquidity, and  the  market for  these  securities  is new  and  relatively
     volatile.   These securities tend to underperform the market for fixed rate bonds in a rising interest rate environment, but tend to outperform the market for fixed rate bonds when interest rates decline. Shifts in long-term interest rates may, however, alter this tendency. Although volatile, inverse floaters typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality and
     maturity.   These securities  usually permit  the investor  to convert  the floating rate  to  a fixed  rate  (normally  adjusted downward),  and  this optional conversion  feature may  provide a  partial  hedge against  rising
     rates if exercised  at an opportune time.   Inverse floaters are  leveraged
     because they provide two or more dollars of bond market exposure for every dollar invested. As a matter of operating policy, the Portfolio currently may invest up to 7.5% of its net assets in inverse floaters.

              Futures Transactions. The Portfolio may purchase and sell various kinds of financial futures contracts and options thereon to hedge against changes in interest rates. The futures contracts may be based on various debt securities (such as U.S. Government securities), securities indices (such as the Municipal Bond Index traded on the Chicago Board of Trade) and other financial instruments and indices. Such transactions involve a risk of loss or depreciation due to unanticipated adverse changes in securities prices, which may exceed the Portfolio's initial investment in these contracts. The Portfolio may not purchase or sell futures contracts or related options, except for closing purchase or sale transactions, if immediately thereafter the sum of the amount of margin deposits and premiums paid on the Portfolio's outstanding positions would exceed 5% of the market value of the Portfolio's net assets. These transactions involve transaction costs. There can be no assurance that the Investment Adviser's use of futures will be advantageous to the Portfolio.

              Insured Obligations. The Portfolio may purchase municipal bonds that are additionally secured by insurance, bank credit agreements, or escrow accounts. The credit quality of companies which provide such credit enhancements will affect the value of those securities. Although the insurance feature reduces certain financial risks, the premiums for insurance and the higher market price paid for insured obligations may reduce current yield. Insurance generally will be obtained from insurers with a claims-paying ability rated Aaa by Moody's or AAA by S&P or Fitch. The insurance does not guarantee the market value of the insured obligations or the net asset value of the Portfolio's interests.

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        Risk Considerations

                 Many Michigan obligations offering current income are in the lowest investment grade category (Baa or BBB), lower categories or may be unrated. As indicated above, the Portfolio may invest in Michigan obligations rated below investment grade (but not lower than B by Moody's, S&P or Fitch) and comparable unrated obligations. The lowest investment grade, lower rated and comparable unrated Michigan obligations in which the Portfolio may invest will have speculative characteristics in varying degrees. While such obligations may have some quality and protective characteristics, these characteristics can be expected to be offset or outweighed by uncertainties or major risk exposures to adverse conditions. Lower rated and comparable unrated Michigan obligations are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations (credit risk) and may also be subject to greater price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (market risk). Lower rated or unrated Michigan obligations are also more likely to react to real or perceived developments affecting market and credit risk than are more highly rated obligations, which react primarily to movements in the general level of interest rates. The Investment Adviser seeks to minimize the risks of investing in below investment grade securities through professional investment analysis and attention to current developments in interest rates and economic conditions. When the Portfolio invests in lower rated and unrated Michigan obligations, the achievement of the Portfolio's goals is more dependent on the Investment Adviser's ability than would be the case if the Portfolio were investing in Michigan obligations in the higher rating categories.

              The Portfolio may retain defaulted obligations in its portfolio when such retention is considered desirable by the Investment Adviser. In the case of a defaulted obligation, the Portfolio may incur additional expense seeking recovery of its investment. Michigan obligations held by the Portfolio which are rated below investment grade, but which, subsequent to the assignment of such rating, are backed by escrow accounts containing U.S. Government obligations, may be determined by the Investment Adviser to be of investment grade quality for purposes of the Portfolio's investment policies. The Portfolio may retain in its portfolio an obligation whose rating drops below B after its acquisition, if such retention is considered desirable by the Investment Adviser; provided, however, that holdings of obligations rated below Baa or BBB will not exceed 35% of net assets. In the event the rating of an obligation held by the Portfolio is downgraded, causing the Portfolio to exceed this limitation, the Investment Adviser will (in an orderly fashion within a reasonable period of time) dispose of such obligations as it deems necessary in order to comply with its credit quality limitations. For a description of municipal obligation ratings, see Part B.

              The net asset value of the Portfolio's interests will change in response to fluctuations in prevailing interest rates and changes in the value of the securities held by the Portfolio. When interest rates decline, the value of securities held by the Portfolio can be expected to rise. Conversely, when interest rates rise, the value of most portfolio security holdings can be expected to decline. Changes in the credit quality of the issuers of Michigan obligations held by the Portfolio will affect the principal value of (and possibly the income earned on) such obligations. In addition, the values of such securities are affected by changes in general economic conditions and business conditions affecting the specific industries of their issuers. Changes by recognized rating services in their ratings of a security and in the ability of the issuer to make payments of principal and interest may also affect the value of the Portfolio's investments. The amount of information about the financial condition of an issuer of Michigan obligations may not be as extensive as that made available by corporations whose securities are publicly traded. An investment in the Portfolio will not constitute a complete investment program.

              At times, a substantial portion of the Portfolio's assets may be invested in securities as to which the Portfolio, by itself or together with other accounts managed by the Investment Adviser and its affiliates, holds a major portion or all of such securities. Under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Portfolio could find it more difficult to sell such securities when the Investment Adviser believes it advisable to do so or may be able to sell such securities only at prices lower than if such securities were more widely held. Under such circumstances, it may also be more difficult to determine the fair value of such securities for purposes of computing the Portfolio's net asset value.

              The secondary market for some Michigan obligations (including issues that are privately placed with the Portfolio) is less liquid than that for taxable debt obligations or other more widely traded municipal obligations. The Portfolio will not invest in illiquid securities if more than 15% of its assets would be invested in securities that are not readily marketable. No established resale market exists for certain of the Michigan obligations in which the Portfolio may invest. The market for obligations rated below investment grade is also likely to be less liquid than the market for higher rated obligations. As a result, the Portfolio may be unable to dispose of these Michigan obligations at times when it would otherwise wish to do so at the prices at which they are valued.

              Certain securities held by the Portfolio may permit the issuer at its option to "call", or redeem, its securities. If an issuer were to redeem securities held by the Portfolio during a time of declining interest rates, the Portfolio may not be able to reinvest the proceeds in securities providing the same investment return as the securities redeemed.

              Some of the securities in which the Portfolio invests may include so-called "zero-coupon" bonds, whose values are subject to greater fluctuation in response to changes in market interest rates than bonds that pay interest currently. Zero-coupon bonds are issued at a significant discount from face value and pay interest only at maturity rather than at intervals during the life of the security. The Portfolio is required to accrue and distribute income from zero-coupon bonds on a current basis, even though it does not receive that income currently in cash. Thus, the Portfolio may have to sell other investments to obtain cash needed to make income distributions.

              The Portfolio may invest in municipal leases, and participations in municipal leases. The obligation of the issuer to meet its obligations under such leases is often subject to the appropriation by the appropriate legislative body, on an annual or other basis, of funds for the payment of the obligations. Investments in municipal leases are thus subject to the risk that the legislative body will not make the necessary appropriation and the issuer will not otherwise be willing or able to meet its obligation.

              The Portfolio has adopted certain fundamental investment restrictions which are enumerated in detail in Part B and which may not be changed unless authorized by an investor vote. Except for such enumerated restrictions and as otherwise indicated in this Part A, the investment objective and policies of the Portfolio are not fundamental policies and accordingly may be changed by the Trustees of the Portfolio without obtaining the approval of the investors in the Portfolio. If any changes were made in the Portfolio's investment objective, the Portfolio might have investment objectives different from the objective that an investor considered appropriate at the time the investor became an interestholder in the Portfolio.

     Item 5.  Management of the Portfolio

              The Portfolio is organized as a trust under the laws of the State of New York. The Portfolio intends to comply with all applicable federal and state securities laws.

              Investment Adviser. The Portfolio engages BMR, a wholly-owned subsidiary of Eaton Vance Management ("Eaton Vance"), as its investment adviser. Eaton Vance, its affiliates and its predecessor companies have been managing assets of individuals and institutions since 1924 and managing investment companies since 1931.

              Acting under the general supervision of the Board of Trustees, BMR manages the Portfolio's investments and affairs and furnishes for the use of the Portfolio office space and all necessary office facilities, equipment and personnel for servicing the investments of the Portfolio. Under its investment advisory agreement with the Portfolio, BMR receives a monthly advisory fee equal to the aggregate of:

              (a) a daily asset-based fee computed by applying the annual asset rate applicable to that portion of the total daily net assets in each Category as indicated below, plus

              (b) a daily income-based fee computed by applying the daily income rate applicable to that portion of the total daily gross income (which portion shall bear the same relationship to the total daily gross income on such day as that portion of the total daily net assets in the same Category bears to the total daily net assets on such day) in each Category as indicated below:

                                                                 Annual  Daily
                                                                 Asset   Income
     Category         Daily Net Assets                           Rate    Rate
     ________         ________________                           ______  ______
     1                Up to $20 million                          0.100%  1.00%
     2                $20 million but less than $40 million      0.200%  2.00%
     3                $40 million but less than $500 million     0.300%  3.00%
     4                $500 million but less than $1 billion      0.275%  2.75%
     5                $1 billion but less than $1.5 billion      0.250%  2.50%
     6                $1.5 billion but less than $2 billion      0.225%  2.25%
     7                $2 billion but less than $3 billion        0.200%  2.00%
     8                $3 billion and over                        0.175%  1.75%


              As at July 31, 1995, the Portfolio had net assets of $191,262,981. For the fiscal year ended July 31, 1995, the Portfolio paid BMR advisory fees equivalent to 0.44% of the Portfolio's average daily net assets for such year.

              The Portfolio is responsible for the payment of all expenses other than those expressly stated to be payable by BMR under the investment advisory agreement.

              Municipal  obligations,   including  Michigan   obligations,   are
     normally traded on a net basis (without commission) through broker-dealers and banks acting for their own account. Such firms attempt to profit from such transactions by buying at the bid price and selling at the higher asked price of the market, and the difference is customarily referred to as the spread. In selecting firms which will execute portfolio transactions, BMR judges their professional ability and quality of service and uses its best efforts to obtain execution at prices which are advantageous to the Portfolio and at reasonably competitive spreads. Subject to the foregoing, BMR may consider sales of shares of other investment companies sponsored by BMR or Eaton Vance as a factor in the selection of firms to execute portfolio transactions.

              Timothy T. Browse has acted as the portfolio manager since the Portfolio commenced operations. He has been a Vice President of Eaton
     Vance and of BMR since 1993 and an employee of Eaton Vance since 1992. Prior to joining Eaton Vance, he was a municipal bond trader at Fidelity

     Management & Research Company (1987-1992).

              BMR  or  Eaton Vance  acts  as  investment  adviser to  investment companies and various individual and institutional clients with assets under management of approximately $16 billion. Eaton Vance is a wholly-owned subsidiary of Eaton Vance Corp., a publicly held holding company. Eaton Vance Corp., through its subsidiaries and affiliates, engages in investment management and marketing activities, fiduciary and banking services, oil and gas operations, real estate investment, consulting and management, and development of precious metals properties.

     Item 6.  Capital Stock and Other Securities

              The Portfolio is organized as a trust under the laws of the State of New York and intends to be treated as a partnership for federal tax purposes. Under the Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and the Portfolio itself is unable to meet its obligations.

              The Declaration of Trust provides that the Portfolio will terminate 120 days after the complete withdrawal of any investor in the Portfolio unless either the remaining investors, by unanimous vote at a meeting of such investors, or a majority of the Trustees of the Portfolio, by written instrument consented to by all investors, agree to continue the business of the Portfolio. This provision is consistent with the treatment of the Portfolio as a partnership for federal income tax purposes.

              Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable by the Portfolio, except as set forth above. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio may hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies or restrictions will be submitted to investors for approval. The investment objective and all nonfundamental investment policies of the Portfolio may be changed by the Trustees of the Portfolio without obtaining the approval of the investors in the Portfolio. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Any Trustee may be removed by the
     affirmative  vote  of   holders  of  two-thirds  of  the  interest  in  the

     Portfolio.

              Information regarding  pooled investment  entities or  funds which invest in the Portfolio may be obtained by contacting Eaton Vance Distributors, Inc., 24 Federal Street, Boston, MA 02110 (617) 482-8260. Smaller investors in the Portfolio may be adversely affected by the actions of larger investors in the Portfolio. For example, if a large investor withdraws from the Portfolio, the remaining investors may experience higher pro rata operating expenses, thereby producing lower returns. Additionally, the Portfolio may hold fewer securities, resulting in increased portfolio risk, and experience decreasing economies of scale. However, this possibility exists as well for historically structured funds which have large or institutional investors.

              As of November 14, 1995, EV Marathon Michigan Tax Free Fund controlled the Portfolio by virtue of owning approximately 97.8% of the outstanding voting securities of the Portfolio.

              The net asset value of the Portfolio is determined each day on which the New York Stock Exchange (the "Exchange") is open for trading ("Portfolio Business Day"). This determination is made each Portfolio Business Day as of the close of regular trading on the Exchange (currently 4:00 p.m., New York time) (the "Portfolio Valuation Time").

              Each  investor  in  the  Portfolio  may  add  to  or  reduce   its
     investment in the Portfolio on each Portfolio Business Day as of the Portfolio Valuation Time. The value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represents that investor's share of the aggregate interest in the Portfolio on such prior day. Any additions or withdrawals for the current Portfolio Business Day will then be recorded. Each investor's percentage of the aggregate interest in the Portfolio will then be recomputed as a percentage equal to a fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio on the current Portfolio Business Day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investment in the Portfolio on the current Portfolio Business Day by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio for the current Portfolio Business Day.

              The Portfolio will allocate at least annually among its investors each investor's distributive share of the Portfolio's net taxable (if any) and tax-exempt investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio's net investment income consists of all income accrued on the Portfolio's assets, less all actual and accrued expenses of the Portfolio, determined in accordance with generally accepted accounting principles.

              Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any federal income tax. (See Part B,
     Item 20.) However, each investor in the Portfolio will take into account its allocable share of the Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of each such share will be made in accordance with the governing instruments of the Portfolio, which are intended to comply with the requirements of the Code and the regulations promulgated thereunder.

              It is intended that the Portfolio's assets and income will be managed in such a way that an investor in the Portfolio which seeks to qualify as a regulated investment company ("RIC") under the Code will be able to satisfy the requirements for such qualification.

     Item 7.  Purchase of Interests in the Portfolio

              Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above.

              An investment in the Portfolio will be made without a sales load. All investments received by the Portfolio will be effected as of the next Portfolio Valuation Time. The net asset value of the Portfolio is determined at the Portfolio Valuation Time on each Portfolio Business Day. The Portfolio will be closed for business and will not determine its net asset value on the following business holidays: New Year's Day, Presidents' Day, Good Friday (a New York Stock Exchange holiday), Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The Portfolio's net asset value is computed in accordance with procedures established by the Portfolio's Trustees.

              The Portfolio's net asset value is determined by Investors Bank & Trust Company (as custodian and agent for the Portfolio) based on market or fair value in the manner authorized by the Trustees of the Portfolio. The net asset value is computed by subtracting the liabilities of the Portfolio from the value of its total assets. Inasmuch as the market for Michigan obligations is a dealer market with no central trading location or continuous quotation system, it is not feasible to obtain last transaction prices for most Michigan obligations held by the Portfolio, and such obligations, including those purchased on a when-issued basis, will normally be valued on the basis of valuations furnished by a pricing service. The pricing service uses information with respect to transactions in bonds, quotations from bond dealers, market transactions in comparable securities, various relationships between securities, and yield to maturity in determining value. Taxable obligations for which price quotations are readily available normally will be valued at the mean between the latest available bid and asked prices. Open futures positions on debt securities are valued at the most recent settlement prices unless such price does not reflect the fair value of the contract, in which case the positions will be valued by or at the direction of the Trustees of the Portfolio. Other assets are valued at fair value using methods determined in good faith by or at the direction of the Trustees. For further information regarding the valuation of the Portfolio's assets, see Part B.

              There  is  no minimum  initial  or  subsequent  investment in  the
     Portfolio.     The  Portfolio   reserves  the  right   to  cease  accepting
     investments at any time or to reject any investment order.

              The   placement   agent  for   the   Portfolio   is   Eaton  Vance
     Distributors, Inc. ("EVD"). The principal business address of EVD is 24 Federal Street, Boston, Massachusetts 02110. EVD receives no compensation for serving as the placement agent for the Portfolio.

     Item 8.  Redemption or Decrease of Interest

              An investor in the Portfolio may withdraw all of (redeem) or any portion of (decrease) its interest in the Portfolio if a withdrawal request in proper form is furnished by the investor to the Portfolio. All withdrawals will be effected as of the next Portfolio Valuation Time. The proceeds of a withdrawal will be paid by the Portfolio normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay the proceeds of a withdrawal (whether a redemption or decrease) by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the interest (whether complete or partial) being withdrawn. If an investor received a distribution in kind upon such withdrawal, the investor could incur brokerage and other charges in converting the securities to cash. The Portfolio has filed with the Securities and Exchange Commission (the "Commission") a notification of election on Form N-18F-1 committing to pay in cash all requests for withdrawals by any investor, limited in amount with respect to such investor during any 90 day period to the lesser of (a) $250,000 or (b) 1% of the net asset value of the Portfolio at the beginning of such period.

              Investments in the Portfolio may not be transferred.

              The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists, or during any other period permitted by order of the Commission for the protection of investors.

     Item 9.  Pending Legal Proceedings

     Not applicable.

                                       PART B

     Item 10.  Cover Page

     Not applicable.

     Item 11.  Table of Contents                                         Page

     General Information and History . . . . . . . . . . . . . . . . .   B-1
     Investment Objectives and Policies  . . . . . . . . . . . . . . .   B-1
     Management of the Portfolio   . . . . . . . . . . . . . . . . . .   B-16
     Control Persons and Principal
      Holder of Securities   . . . . . . . . . . . . . . . . . . . . .   B-19
     Investment Advisory and Other
      Services   . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-19
     Brokerage Allocation and Other
      Practices  . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-22
     Capital Stock and Other Securities  . . . . . . . . . . . . . . .   B-25
     Purchase, Redemption and Pricing of Securities  . . . . . . . . .   B-27
     Tax Status  . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-27
     Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . .   B-30
     Calculation of Performance Data . . . . . . . . . . . . . . . . .   B-30
     Financial Statements  . . . . . . . . . . . . . . . . . . . . . .   B-30
     Appendix  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   a-1

     Item 12.  General Information and History

     Not applicable.

     Item 13.  Investment Objectives and Policies

              Part A contains additional information about the investment objective and policies of the Michigan Tax Free Portfolio (the
     "Portfolio"). This Part B should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.

     Michigan Obligations

              As used in this Part B, the term "Michigan obligations" refers to debt obligations issued by the State of Michigan and its political subdivisions (for example, counties, cities, towns, districts and authorities) and the governments of Puerto Rico, the U.S. Virgin Islands and Guam, the interest on which is exempt from regular federal income tax and Michigan State and City income and single business taxes, and the value of and interest on which are exempt from Michigan intangibles tax. In general, there are three categories of Michigan obligations the interest on which is exempt from federal income tax and is not a tax preference item for purposes of the federal alternative minimum tax: (i) certain "public purpose" obligations (whenever issued), which include obligations issued directly by state and local governments or their agencies to fulfill essential governmental functions; (ii) certain obligations issued before August 8, 1986 for the benefit of non-
     governmental persons or entities; and (iii) certain "private activity bonds" issued after August 7, 1986, which include "qualified Section 501(c)(3) bonds" or refundings of certain obligations included in the second category. In assessing the federal income tax treatment of interest on any such obligation, the Portfolio will generally rely on an opinion of the issuer's counsel (when available) and will not undertake any independent verification of the basis for the opinion. Municipal obligations are issued to obtain funds for various public and private purposes. Such obligations include bonds, as well as tax-exempt commercial paper, project notes, and municipal notes such as tax, revenue and bond anticipation notes of short maturity, generally less than three years. The two principal classifications of municipal bonds are "general obligation" bonds and "revenue" bonds.

              Interest on  certain "private activity bonds"  issued after August
     7, 1986 is exempt from regular federal income tax, but such interest is treated as a tax preference item that could subject the recipient to or increase the recipient's liability for the federal alternative minimum tax. It should be noted that, for a corporate holder (other than a regulated investment company) of an interest in the Portfolio, interest on all Michigan obligations (whenever issued) is included in "adjusted current earnings" for purposes of the federal alternative minimum tax as applied to corporations (to the extent not already included in alternative minimum taxable income as income attributable to private activity bonds).

              Market discount on long-term tax-exempt municipal obligations (i.e., obligations with a term of more than one year) purchased in the secondary market after April 30, 1993 is taxable as ordinary income. A long-term debt obligation is generally treated as acquired at a market discount if the secondary market purchase price is less than (i) the stated principal amount payable at maturity, in the case of an obligation that does not have original issue discount or (ii) in the case of an obligation that does have original issue discount, the sum of the issue price and any original issue discount that accrued before the obligation was purchased, subject to a de minimis exclusion.

              Issuers of general obligation bonds include states, counties, cities, towns and regional districts. The proceeds of these obligations are used to fund a wide range of public projects including the construction or improvement of schools, highways and roads, water and sewer systems and a variety of other public purposes. The basic security of general obligation bonds is the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest. The taxes that can be levied for the payment of debt service may be limited or unlimited as to rate and amount.

              The principal security for a revenue bond is generally the net revenues derived from a particular facility or group of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Revenue bonds have been issued to fund a wide variety of capital projects including: electric, gas, water, sewer and solid waste disposal systems; highways, bridges and tunnels; port, airport and parking facilities; transportation systems; housing facilities, colleges and universities and hospitals. Although the principal security behind these bonds varies widely, many provide additional security in the form of a debt service reserve fund whose monies may be used to make principal and interest payments on the issuer's obligations. Housing finance authorities have a wide range of security including partially or fully insured, rent subsidized and/or collateralized mortgages, and/or the net revenues from housing or other public projects. In addition to a debt service reserve fund, some authorities provide further security in the form of a state's ability (without legal obligation) to make up deficiencies in the debt service reserve fund. Lease rental revenue bonds issued by a state or local authority for capital projects are normally secured by annual lease rental payments from the state or locality to the authority sufficient to cover debt service on the authority's obligations. Such payments are usually subject to annual appropriations by the state or locality.

              Industrial development and pollution control bonds are in most cases revenue bonds and are generally not secured by the taxing power of the municipality, but are usually secured by the revenues derived by the authority from payments of the industrial user or users.

              The Portfolio may on occasion acquire revenue bonds which carry warrants or similar rights covering equity securities. Such warrants or rights may be held indefinitely, but if exercised, the Portfolio anticipates that it would, under normal circumstances, dispose of any equity securities so acquired within a reasonable period of time.

              While most municipal bonds pay a fixed rate of interest semi-annually in cash, there are exceptions. Some bonds pay no periodic cash interest, but rather make a single payment at maturity representing both principal and interest. Bonds may be issued or subsequently offered with interest coupons materially greater or less than those then prevailing, with price adjustments reflecting such deviation.

              The obligations of any person or entity to pay the principal of and interest on a Michigan obligation are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Act, and laws, if any, which may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions the power or ability of any person or entity to pay when due principal of and interest on a municipal obligation may be materially affected. There have been recent instances of defaults and bankruptcies involving municipal obligations which were not foreseen by the financial and investment communities. The Portfolio will take whatever action it considers appropriate in the event of anticipated financial difficulties, default or bankruptcy of either the issuer of any municipal obligation or of the underlying source of funds for debt service. Such action may include retaining the services of various persons or firms (including affiliates of the Investment Adviser) to evaluate or protect any real estate, facilities or other assets securing any such obligation or acquired by the Portfolio as a result of any such event, and the Portfolio may also manage (or engage other persons to manage) or otherwise deal with any real estate, facilities or other assets so acquired. The Portfolio anticipates that real estate consulting and management services may be required with respect to properties securing various municipal obligations in its portfolio or subsequently acquired by the Portfolio. The Portfolio will incur additional expenditures in taking protective action with respect to portfolio obligations in default and assets securing such obligations.

              The yields on Michigan obligations will be dependent on a variety of factors, including purposes of issue and source of funds for repayment, general money market conditions, general conditions of the municipal bond market, size of a particular offering, maturity of the obligation and rating of the issue. The ratings of Moody's, S&P and Fitch represent their opinions as to the quality of the municipal obligations which they undertake to rate. It should be emphasized, however, that ratings are based on judgment and are not absolute standards of quality. Consequently, Michigan obligations with the same maturity, coupon and rating may have different yields while obligations of the same maturity and coupon with different ratings may have the same yield. In addition, the market price of such obligations will normally fluctuate with changes in interest rates, and therefore the net asset value of the Portfolio will be affected by such changes.

     Risks of Concentration

              Michigan Obligations. The following information as to certain Michigan considerations is given to investors in view of the Portfolio's policy of concentrating its investments in Michigan issuers. Such information supplements the information in Part A. It is derived from sources that are generally available to investors and is believed to be accurate. Such information constitutes only a brief summary, does not purport to be a complete description and is based on information from official statements relating to securities offerings of Michigan issuers. The Portfolio has not independently verified this information.

              The State's economy is overly dependent on the manufacturing sector, more specifically the auto industry. Manufacturing accounts for 23% of total employment as compared to the national average of 17%. The dependency on manufacturing makes the State economy overly susceptible to economic downturns. For the first time since 1966, the unemployment rate was below the national average. An improving economy and successful cost containment have enabled the State to improve its financial position. For 1994, the Budget Stabilization Fund was $779 million and is projected to reach $1.1 billion for 1995. The Governor has proposed reducing individual and business income taxes. For 1996, revenues are estimated to grow 4.7% while expenditures will grow by a similar rate.

              In March, 1994, Michigan voters approved a change in the tax system. The most significant provisions were an increase in the sales tax rate from 4% to 6%, a reduction in the income tax rate from 4.6% to 4.4% and the creation of a statewide property tax. These changes are expected to provide sufficient revenues to offset the elimination of property taxes for school district operating purposes. There can be no assurance that school districts will receive sufficient revenues to be able to service any limited tax bonds they may have outstanding and which may be held by the Portfolio.

              Under the State Constitution, the Legislature is prohibited from raising taxes if doing so would cause total State revenues (except federal aid) to exceed 10% of State personal income. The only exceptions to this revenue limit are a majority approval of a referendum question or a specific emergency declared by a two-thirds vote of the Legislature. However, this limit does not apply to taxes imposed for the payment of principal and interest on bonds of the State, if the bonds are approved by voters and authorized by a vote of two-thirds of the members of each House of the Legislature. Local units of government and local authorities are authorized to issue bonds and other evidences of indebtedness in a variety of situations without the approval of electors, but the ability of the obligor to levy taxes for the payment of such obligations is subject to the foregoing limitations unless the obligations were authorized before December 23, 1978 or approved by the electors. The Constitution prohibits the State from reducing the proportion of total State spending paid to all local units of government, taken as a group, below that proportion in effect in the 1978-1979 fiscal year. The State may not mandate new or increased levels of services to be provided by local units without making appropriations to cover any increased costs.

              Under the State Constitution, the total amount of general ad valorem taxes imposed on taxable property in any year cannot exceed certain millage limitations specified by the Constitution, statute or charter. The Constitution prohibits local units of government from levying any tax not authorized by law or charter, or from increasing the rate of an existing tax above the rate authorized by law or charter. The Constitution also contain millage reduction provisions. Under such provisions, should the value of taxable property (exclusive of new construction and improvements) increase at a percentage greater than the percentage increase in the Consumer Price Index, the maximum authorized tax rate would be reduced by a factor which would result in the same maximum potential tax revenues to the local taxing unit as if the valuation of taxable property (less new construction and improvements) had grown only at the consumer Price Index rate instead of at the higher actual growth rate. Thus, if taxable property values rise faster than consumer prices, the maximum authorized tax rate would be increased at the Consumer Price Index rate. Conversely, if taxable property values rise slower than consumer prices, tax rates may be raised accordingly, but never higher than the rate authorized on December 23, 1978, without elector approval.

              The  ability of  the State  to pay  principal and interest  on its

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     general  obligation  bonds may  be  affected by  the  limitations described
     above.   Similarly, the  ability of local  units to  levy taxes to  pay the principal of and the interest on their general obligations is subject to the constitutional, statutory and charter limits described above.

              Obligations of Puerto Rico, the U.S. Virgin Islands and Guam. Subject to the Portfolio's investment policies as set forth in Part A, the Portfolio may invest in the obligations of the governments of Puerto Rico, the U.S. Virgin Islands and Guam (the "Territories"). Accordingly, the Portfolio may be adversely affected by local political and economic conditions and developments within the Territories affecting the issuers of such obligations.

              Puerto   Rico  has   a  diversified   economy  dominated   by  the
     manufacturing and service sectors. The three largest sectors of the economy (as a percentage of employment) are services (47%), government (22%) and manufacturing (16.4%). These three sectors represent 39%, 11% and 39%, respectively, of the gross domestic product. The service sector is the fastest growing, while the government and manufacturing sectors have been stagnant for the past five years. The North American Free Trade Agreement (NAFTA), which became effective January 1, 1994, could lead to the loss of Puerto Rico's lower salaried or labor intensive jobs to Mexico. The June 1995 unemployment rate was 13.9%.

                The  Commonwealth of  Puerto Rico  exercises virtually  the same control over its internal affairs as do the fifty states; however, it differs from the states in its relationship with the federal government. Most federal taxes, except those such as social security taxes that are imposed by mutual consent, are not levied in Puerto Rico. However, in conjunction with the 1993 U.S. budget plan, Section 936 of the Code was amended and provided for two alternative limitations to the Section 936 credit. The first option will limit the credit against such income to 40% of the credit allowable under current law, with a five year phase-in period starting at 60% of the allowable credit. The second option is a wage and depreciation based credit. The reduction of the tax benefits to those U.S. companies with operations in Puerto Rico may lead to slower growth in the future. There can be no assurance that these modifications will not lead to a weakened economy, a lower rating on Puerto Rico's debt or lower prices for Puerto Rican bonds that may be held by the Portfolio.

                Puerto  Rico's  financial  reporting  was   first  conformed  to
     generally accepted accounting principles in fiscal 1990. Nonrecurring revenues have been used frequently to balance recent years' budgets. In November, 1993 Puerto Ricans voted on whether they wished to retain their Commonwealth status, become a state or establish an independent nation. Puerto Ricans voted to retain Commonwealth status, leaving intact the current relationship with the federal government. There can be no assurance that the statehood issue will not be brought to a vote in the future. A successful statehood vote in Puerto Rico would then require ratification by the U.S. Congress.

                The United States Virgin Islands (USVI) are located approximately 1,100 miles east-southeast of Miami and are made up of St. Croix, St. Thomas and St. John. The economy is heavily reliant on the tourism industry, with roughly 43% of non-agricultural employment in tourist-related trade and services. The tourism industry is economically sensitive and would likely be adversely affected by a recession in either the United States or Europe. In September 1995, St. Thomas was hit by a hurricane and sustained extensive damage. The longer term impact on the tourism industry is not yet known. There can be no assurance that the market for USVI bonds will not be affected.

                An important component of the USVI revenue base is the federal excise tax on rum exports. Tax revenues rebated by the federal government to the USVI provide the primary security of many outstanding USVI bonds. Because more than 90% of the rum distilled in the USVI is distilled at one plant, any interruption in its operations (as occurred after Hurricane Hugo in 1989) would adversely affect these revenues. Consequently, there can be no assurance that rum exports to the United States and the rebate of tax revenues to the USVI will continue at their present levels. The preferential tariff treatment the USVI rum industry currently enjoys could be reduced under NAFTA. Increased competition from Mexican rum producers could reduce USVI rum imported to the U.S., decreasing excise tax revenues generated. The USVI experienced a budget deficit in 1989 due to wage settlements with the unionized government employees. A deficit was experienced also in 1990 due to Hurricane Hugo. The USVI recorded a small surplus in fiscal year 1991. At the end of fiscal 1992, the last year for which results are available, the USVI had an unreserved General Fund deficit of approximately $8.31 million, or approximately 2.1% of expenditures. In order to close a forecasted fiscal 1994 revenue gap of $45.6 million, the Department of Finance has proposed several tax increases and fund transfers. There is currently no rated, unenhanced U.S. Virgin Islands debt outstanding (although there is unrated debt outstanding).

                   Guam,  an unincorporated  U.S.  territory, is  located  1,500 miles southeast of Tokyo. The U.S. military is a key component of Guam's economy. The federal government directly comprises more than 10% of the employment base, with a substantial component of the service sector to support these personnel. Guam is expected to benefit from the closure of the Subic Bay Naval Base and the Clark Air Force Base in the Philippines. The Naval Air Station, one of several U.S. military facilities on the island, has been slated for closure by the Defense Base Closure and Realignment Committee; however, the administration plans to use these facilities to expand the Island's commercial airport. Guam is also heavily reliant on tourists, particularly the Japanese. During 1994, the financial position of Guam was weakened as it incurred an unaudited General Fund operating deficit. The administration has taken steps to improve its financial position; however, there are no guarantees that an improvement will be realized. Guam's general obligation debt is rated Baa by Moody's.

                 Obligations of Particular Types of Issuers. The Portfolio may invest 25% or more of its total assets in Michigan obligations of the same type. There could be economic, business or political developments which might affect all Michigan obligations of a similar type. In particular, investments in the industrial revenue bonds listed above might involve (without limitation) the following risks.

                   Hospital bond ratings are often based on feasibility studies which contain projections of expenses, revenues and occupancy levels. Among the influences affecting a hospital's gross receipts and net income available to service its debt are demand for hospital services, the ability of the hospital to provide the services required, management capabilities, economic developments in the service area, efforts by insurers and government agencies to limit rates and expenses, confidence in the hospital, service area economic developments, competition, availability and expense of malpractice insurance, Medicaid and Medicare funding and possible federal legislation limiting the rates of increase of hospital charges.

                Electric    utilities   face   problems   in   financing   large
     construction programs in an inflationary period, cost increases and delay occasioned by safety and environmental considerations (particularly with respect to nuclear facilities), difficulty in obtaining fuel at reasonable prices, and in achieving timely and adequate rate relief from regulatory commissions, effects of energy conservation and limitations on the capacity of the capital market to absorb utility debt.




                Life care facilities are an alternative form of long-term housing for the elderly which offer residents the independence of a condominium life style and, if needed, the comprehensive care of nursing home services. Bonds to finance these facilities have been issued by various state and local authorities. Because the bonds are normally secured only by the revenues of each facility and not by state or local government tax payments, they are subject to a wide variety of risks. Primarily, the projects must maintain adequate occupancy levels to be able to provide revenues sufficient to meet debt service payments. Moreover, because a portion of housing, medical care and other services may be financed by an initial deposit, it is important that the facility maintain adequate financial reserves to secure estimated actuarial liabilities. The ability of management to accurately forecast inflationary cost pressures is an important factor in this process. The facilities may also be affected adversely by regulatory cost restrictions applied to health care delivery in general, particularly state regulations or changes in Medicare and Medicaid payments or qualifications, or restrictions imposed by medical insurance companies. They may also face competition from alternative health care or conventional housing facilities in the private or public sector.

        Municipal Leases

              The Portfolio may invest in municipal leases and participations therein, which arrangements frequently involve special risks. Municipal leases are obligations in the form of a lease or installment purchase arrangement which are issued by a state or local government to acquire equipment and facilities. Interest income from such obligations is generally exempt from local and state taxes in the state of issuance. "Participations" in such leases are undivided interests in a portion of the total obligation. Participations entitle their holders to receive a pro rata share of all payments under the lease. A trustee is usually responsible for administering the terms of the participation and enforcing the participants' rights in the underlying lease. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. State debt-issuance limitations are deemed to be inapplicable to these arrangements because of the inclusion in many leases or contracts of "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. Such arrangements are, therefore, subject to the risk that the governmental issuer will not appropriate funds for lease payments.

              Certain municipal  lease obligations owned by the Portfolio may be deemed illiquid for purposes of the Portfolio's 15% limitation on investments in illiquid securities, unless determined by the Investment Adviser, pursuant to guidelines adopted by the Trustees, to be liquid securities for purposes of such limitation. In determining the liquidity of municipal lease obligations, the Investment Adviser will consider a variety of factors including: (1) the willingness of dealers to bid for the security; (2) the number of dealers willing to purchase or sell the obligation and the number of other potential buyers; (3) the frequency of trades and quotes for the obligation; and (4) the nature of the marketplace trades. In addition, the Investment Adviser will consider factors unique to particular lease obligations affecting the marketability thereof. These include the general creditworthiness of the municipality, the importance of the property covered by the lease to the municipality, and the likelihood that the marketability of the obligation will be maintained throughout the time the obligation is held by the Portfolio. In the event the Portfolio acquires an unrated municipal lease obligation, the Investment Adviser will be responsible for determining the credit quality of such obligation on an ongoing basis, including an assessment of the likelihood that the lease may or may not be canceled.

     Zero Coupon Bonds

              Zero coupon bonds are debt obligations which do not require the periodic payment of interest and are issued at a significant discount from face value. The discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity at a rate of interest reflecting the market rate of the security at the time of issuance. Zero coupon bonds benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of such cash.

     Insurance

              Insured Michigan obligations held by the Portfolio (if any) will be insured as to their scheduled payment of principal and interest under either (i) an insurance policy obtained by the issuer or underwriter of the obligation at the time of its original issuance or (ii) an insurance policy obtained by the Portfolio or a third party subsequent to the obligation's original issuance (which may not be reflected in the obligation's market value). In either event, such insurance may provide that, in the event of nonpayment of interest or principal when due with respect to an insured obligation, the insurer is not required to make such payment until a specified time has lapsed (which may be 30 days or more after notice).

     Credit Quality

              The Portfolio is dependent on the Investment Adviser's judgment, analysis and experience in evaluating the quality of Michigan obligations. In evaluating the credit quality of a particular issue, when rated or unrated, the Investment Adviser will normally take into consideration, among other things, the financial resources of the issuer (or, as appropriate, of the underlying source of funds for debt service), its sensitivity to economic conditions and trends, any operating history of and the community support for the facility financed by the issuer, the ability of the issuer's management and regulatory matters. The Investment Adviser will attempt to reduce the risks of investing in the lowest investment grade, below investment grade and comparable unrated obligations through active portfolio management, credit analysis and attention to current developments and trends in the economy and the financial markets.

              See "Portfolio of Investments" in the "Financial Statements" incorporated by reference into this Part B with respect to any defaulted obligations held by the Portfolio.

        Short-Term Trading

                 The Portfolio may sell (and later purchase) securities in anticipation of a market decline (a rise in interest rates) or purchase (and later sell) securities in anticipation of a market rise (a decline in interest rates). In addition, a security may be sold and another purchased at approximately the same time to take advantage of what the Portfolio believes to be a temporary disparity in the normal yield relationship between the two securities. Yield disparities may occur for reasons not directly related to the investment quality of particular issues or the general movement of interest rates, such as changes in the overall demand for or supply of various types of Michigan obligations or changes in the investment objectives of investors. Such trading may be expected to increase the portfolio turnover rate, which may increase capital gains and the expenses incurred in connection with such trading. The Portfolio anticipates that its annual portfolio turnover rate will generally not exceed 100% (excluding turnover of securities having maturity of one year or less).

     When-Issued Securities

              New issues of Michigan and other types of municipal obligations are sometimes offered on a "when-issued" basis, that is, delivery and payment for the securities normally take place within a specified number of days after the date of the Portfolio's commitment and are subject to certain conditions such as the issuance of satisfactory legal opinions. The Portfolio may also purchase securities on a when-issued basis pursuant to refunding contracts in connection with the refinancing of an issuer's outstanding indebtedness. Refunding contracts generally require the issuer to sell and the Portfolio to buy such securities on a settlement date that could be several months or several years in the future.

                The Portfolio will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but may sell such securities before the settlement date if it is deemed advisable as a matter of investment strategy. The payment obligation and the interest rate that will be received on the securities are fixed at the time the Portfolio enters into the purchase commitment. The Portfolio's custodian will segregate cash or high grade liquid debt securities in a separate account of the Portfolio in an amount at least equal to the when-issued commitments. If the value of the securities placed in the separate account declines, additional cash or high grade liquid debt securities will be placed in the account on a daily basis so that the value of the account will at least equal the amount of the Portfolio's when-issued commitments. When the Portfolio commits to purchase a security on a when-issued basis, it records the transaction and reflects the value of the security in determining its net asset value. Securities purchased on a when-issued basis and the securities held by the Portfolio are subject to changes in value based upon the perception of the creditworthiness of the issuer and changes in the level of interest rates (i.e., appreciation when interest rates decline and depreciation when interest rates rise). Therefore, to the extent that the Portfolio remains substantially fully invested at the same time that it has purchased securities on a when-issued basis, there will be greater fluctuations in the Portfolio's net asset value than if it solely set aside cash to pay for when-issued securities.

     Variable Rate Obligations

              The Portfolio  may purchase  variable rate obligations.   Variable
     rate instruments provide for adjustments in the interest rate at specified intervals (weekly, monthly, semi-annually, etc.). The revised rates are usually set at the issuer's discretion, in which case the investor normally enjoys the right to "put" the security back to the issuer or his agent. Rate revisions may alternatively be determined by formula or in some other contractual fashion. Variable rate obligations normally provide that the holder can demand payment of the obligation on short notice at par with accrued interest and are frequently secured by letters of credit or other credit support arrangements provided by banks. To the extent that such letters of credit or other arrangements constitute an unconditional guarantee of the issuer's obligations, a bank may be treated as the issuer of a security for the purpose of complying with the diversification requirements set forth in Section 5(b) of the 1940 Act and Rule 5b-2 thereunder. The Portfolio would anticipate using these obligations as cash equivalents pending longer term investment of its funds.

     Redemption, Demand and Put Features

              Most municipal bonds have a fixed final maturity date. However, it is commonplace for the issuer to reserve the right to call the bond earlier. Also, some bonds may have "put" or "demand" features that allow early redemption by the bondholder. Interest income generated by certain bonds having demand features may not qualify as tax-exempt interest.
     Longer  term fixed-rate  bonds  may  give the  holder  a right  to  request redemption at certain times (often annually after the lapse of an intermediate term). These bonds are more defensive than conventional long term bonds (protecting to some degree against a rise in interest rates) while providing greater opportunity than comparable intermediate term bonds, because the Portfolio may retain the bond if interest rates decline. By acquiring these kinds of obligations the Portfolio obtains the contractual right to require the issuer of the security or some other person (other than a broker or dealer) to purchase the security at an agreed upon price, which right is contained in the obligation itself rather than in a separate agreement with the seller or some other person.
     Because this right is assignable with the security, which is readily marketable and valued in the customary manner, the Portfolio will not assign any separate value to such right.

     Liquidity and Protective Put Options

              The Portfolio may also enter into a separate agreement with the seller of the security or some other person granting the Portfolio the right to put the security to the seller thereof or the other person at an agreed upon price. The Portfolio intends to limit this type of transaction to institutions (such as banks or securities dealers) which the Investment Adviser believes present minimal credit risks and would engage in this type of transaction to facilitate portfolio liquidity or
     (if the seller so agrees) to hedge against rising interest rates. There is no assurance that this kind of put option will be available to the Portfolio or that selling institutions will be willing to permit the Portfolio to exercise a put to hedge against rising interest rates. A separate put  option may  not be  marketable or  otherwise assignable,  and sale of the security to a third party or lapse of time with the put unexercised may terminate the right to exercise the put. The Portfolio does not expect to assign any value to any separate put option which may be acquired to facilitate portfolio liquidity, inasmuch as the value (if

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     any)  of the put will be reflected in  the value assigned to the associated security; any put acquired for hedging purposes would be valued in good faith under methods or procedures established by the Trustees after consideration of all relevant factors, including its expiration date, the price volatility of the associated security, the difference between the market price of the associated security and the exercise price of the put, the creditworthiness of the issuer of the put and the market prices of
     comparable put options.   Interest income generated by certain bonds having
     put features may not qualify as tax-exempt interest.

        Securities Lending

              The  Portfolio  may  seek  to   increase  its  income  by  lending
     portfolio securities to broker-dealers or other institutional borrowers. Under present regulatory policies of the Commission, such loans are required to be secured continuously by collateral in cash, cash equivalents or U.S. Government securities held by the Portfolio's custodian and maintained on a current basis at an amount at least equal to the market value of the securities loaned, which will be marked to market daily. Cash equivalents include short-term municipal obligations as well as taxable certificates of deposit, commercial paper and other short-term money market instruments. The Portfolio would have the right to call a loan and obtain the securities loaned at any time on up to five business days' notice. During the existence of a loan, the Portfolio will continue to receive the equivalent of the interest paid by the issuer on the securities loaned and will also receive a fee, or all or a portion of the interest on investment of the collateral, if any. However, the Portfolio may pay lending fees to such borrowers. The Portfolio would not have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit there are risks of delay in recovery or even loss of rights in the securities loaned if the borrower of the securities fails financially. However, the loans will be made only to organizations deemed by the Portfolio's management to be of good standing and when, in the judgment of the Portfolio's management, the consideration which can be earned from securities loans justifies the attendant risk. Distributions of any income realized by the Portfolio from securities loans will be taxable. If the management of the Portfolio decides to make securities loans, it is intended that the value of the securities loaned would not exceed 30% of the Portfolio's total assets. The Portfolio has no present intention of engaging in securities lending.

     Futures Contracts

              A change  in the level of  interest rates may affect  the value of the securities held by the Portfolio (or of securities that the Portfolio expects to purchase). To hedge against changes in rates or for non-hedging purposes, the Portfolio may enter into (i) futures contracts for the purchase or sale of debt securities, (ii) futures contracts on securities indices and (iii) futures contracts on other financial instruments and indices. All futures contracts entered into by the Portfolio are traded on exchanges or boards of trade that are licensed and regulated by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant or brokerage firm which is a member of the relevant exchange. The Portfolio may purchase and write call and put options on futures contracts which are traded on a United States or foreign exchange or board of trade.

              The Portfolio will engage in futures and related options transactions only for bona fide hedging purposes as defined in or permitted by CFTC regulations. The Portfolio will determine that the price fluctuations in the futures contracts and options on futures are substantially related to price fluctuations in securities held by the
     Portfolio or which it expects to purchase. The Portfolio's futures transactions will be entered into for traditional hedging purposes - that is, futures contracts will be sold to protect against a decline in the price of securities that the Portfolio owns, or futures contracts will be purchased to protect the Portfolio against an increase in the price of securities it intends to purchase. As evidence of this hedging intent, the Portfolio expects that on 75% or more of the occasions on which it takes a long futures (or option) position (involving the purchase of futures contracts), the Portfolio will have purchased, or will be in the process of purchasing, equivalent amounts of related securities in the cash market at the time when the futures (or option) position is closed out. However, in particular cases, when it is economically advantageous for the Portfolio to do so, a long futures position may be terminated (or an option may expire) without the corresponding purchase of securities. The Portfolio will engage in transactions in futures and related options contracts only to the extent such transactions are consistent with the requirements of the Internal Revenue Code for maintaining the qualification of each of the Portfolio's investment company investors as a regulated investment company for federal income tax purposes (see "Tax Status").

              The Portfolio will be required, in connection with transactions in futures contracts and the writing of options on futures, to make margin deposits, which will be held by the Portfolio's custodian for the benefit of the futures commission merchant through whom the Portfolio engages in such futures and options transactions. Cash or liquid high grade debt securities required to be segregated in connection with a "long" futures position taken by the Portfolio will also be held by the custodian in a segregated account and will be marked to market daily.

     Portfolio Turnover

              The Portfolio cannot accurately predict its portfolio turnover rate, but it is anticipated that the annual turnover rate will generally not exceed 100% (excluding turnover of securities having a maturity of one year or less). A 100% annual turnover rate would occur, for example, if all the securities held by the Portfolio were replaced once in a period of one year. A high turnover rate (100% or more) necessarily involves greater expenses to the Portfolio. The Portfolio engages in portfolio trading (including short-term trading) if it believes that a transaction including all costs will help in achieving its investment objective.

     Investment Restrictions

              Whenever an investment policy  or investment restriction set forth in Part A or this Part B states a maximum percentage of assets that may be invested in any security or other asset or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of the Portfolio's acquisition of such security or other asset. Accordingly, any later increase or decrease resulting from a change in values, assets or other circumstances, other than a subsequent rating change below investment grade made by a rating service, will not compel the Portfolio to dispose of such security or other asset.

              The Portfolio has adopted the following investment restrictions which may not be changed without the approval of the holders of a "majority of the outstanding voting securities" of the Portfolio, which as used in this Part B means the lesser of (a) 67% or more of the outstanding voting securities of the Portfolio present or represented by proxy at a meeting if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented at the meeting or
     (b) more than 50% of the outstanding voting securities of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act. The Portfolio may not:

              (1) Purchase securities on margin (but the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities). The deposit or payment by the
     Portfolio of initial or maintenance margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin;

              (2) Make short sales of securities or maintain a short position, unless at all times when a short position is open the Portfolio owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short, and unless not more than 25% of the net assets of the Portfolio (taken at current value) is held as collateral for such sales at any one time. (The Portfolio will make such sales only for the purpose of deferring realization of gain or loss for federal income tax purposes);

              (3) Purchase securities of any issuer if such purchase, at the time thereof, would cause more than 10% of the total outstanding voting securities of such issuer to be held by the Portfolio;

              (4) Purchase or retain in its portfolio any securities issued by an issuer any of whose officers, directors, trustees or security holders is an officer or Trustee or is a member, officer, director or trustee of any investment adviser, if after the purchase of the securities of such issuer by the Portfolio one or more of such persons owns beneficially more than 1/2 of 1% of the shares or securities or both (all taken at market value) of such issuer and such persons owning more than 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities or both (all taken at market value);

              (5) Underwrite or participate in the marketing of securities of others, except insofar as it may technically be deemed to be an underwriter in selling a portfolio security under circumstances which may require the registration of the same under the Securities Act of 1933, or participate on a joint or a joint and several basis in any trading account in securities;

              (6) Lend any of its funds or other assets to any person, directly or indirectly, except (i) through repurchase agreements and (ii) through the loan of a portfolio security; (The purchase of a portion of an issue of debt obligations, whether or not the purchase is made on the original issuance, is not considered the making of a loan);

              (7)     Borrow money or pledge its assets in  excess of 1/3 of the value of its net assets (excluding the amount borrowed) and then only if such borrowing is incurred as a temporary measure for extraordinary or emergency purposes or to facilitate the orderly sale of portfolio securities to accommodate redemption requests; or issue securities other than interests in the Portfolio, except as appropriate to evidence indebtedness, including reverse repurchase agreements, which the Portfolio is permitted to incur. The Portfolio will not purchase securities while outstanding borrowings, including reverse repurchase agreements, exceed 5% of its total assets. The deposit of cash, cash equivalents and liquid debt securities in a segregated account with the custodian and/or with a broker in connection with futures contracts or related options transactions and the purchase of securities on a "when-issued" basis is not deemed to be a pledge;

              (8)     Invest  for   the   purpose  of   exercising  control   or
     management of other companies;

              (9) Purchase or sell real estate (including limited partnership interests in real estate, but excluding readily marketable interests in real estate investment trusts or readily marketable securities of companies which invest or deal in real estate or securities which are secured by real estate);

              (10) Purchase or sell physical commodities or futures contracts for the purchase or sale of physical commodities, provided that the Portfolio may enter into all types of futures contracts on securities and on securities, economic and other indices and may purchase and sell options on such futures contracts;

              (11) Buy investment securities from or sell them to any of the officers or Trustees of the Portfolio or its investment adviser or placement agent, as principal; however, any such person or concerns may be employed as a broker upon customary terms; or

              (12)    Purchase  oil, gas  or other  mineral  leases or  purchase
     partnership  interests  in  oil,  gas  or  other   mineral  exploration  or
     development programs.

              For purposes of the investment restrictions listed above, the determination of the "issuer" of a municipal obligation which is not a general obligation bond will be made by the Investment Adviser on the basis of the characteristics of the obligation and other relevant factors, the most significant of which is the source of funds committed to meeting interest and principal payments of such obligation.

              The Portfolio has adopted the following investment policies which may be changed by the Portfolio without approval of its investors. The Portfolio may not invest more than 15% of its net assets in investments which are not readily marketable, including restricted securities and repurchase agreements maturing in more than seven days. Restricted securities for the purposes of this limitation do not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 and commercial paper issued pursuant to Section 4(2) of said Act that the Board of Trustees, or its delegate, determines to be liquid. The Portfolio may not engage in options, futures or forward transactions if more than 5% of its net assets, as measured by the aggregate of the premiums paid by the Portfolio, would be so invested.




              In  order  to  permit the  sale  in  certain states  of  shares of
     certain  open-end   investment  companies  which   are  investors  in   the
     Portfolio, the Portfolio may adopt policies more restrictive than the policies described above. Should the Portfolio determine that any such policy is no longer in the best interests of the Portfolio and its investors, it will revoke such policy.

              On or about December 8, 1995, proposals will be submitted to investors in the Portfolio that would eliminate, reclassify, or amend certain of the Portfolio's fundamental investment restrictions. If the proposals are approved, fundamental investment restrictions (3), (8) and
     (11) above  will be  eliminated; fundamental  investment restrictions  (2),
     (4) and (12) above will be reclassified as non-fundamental investment restrictions; and fundamental investment restrictions (5), (6), (7) and
     (10) above will be amended to read as follows:

              (5) Underwrite or participate in the marketing of securities of others, except insofar as it may technically be deemed to be an underwriter in selling a portfolio security under circumstances which may require the registration of the same under the Securities Act of 1933.

              (6) Make loans to any person, except by (a) the acquisition of debt instruments and making portfolio investments, (b) entering into repurchase agreements and (c) lending portfolio securities.

              (7)     Borrow  money  or  issue  senior   securities,  except  as
     permitted by the Investment Company Act of 1940.

              (10) Purchase or sell physical commodities or contracts for the purchase or sale of physical commodities.

        If the proposals are approved, the Portfolio's fundamental investment restrictions will be reordered and renumbered.

     Item 14.  Management of the Portfolio

              The  Trustees  and officers  of the  Portfolio  are  listed below.
     Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Unless otherwise noted, the business address of each Trustee and officer is 24 Federal Street, Boston, Massachusetts 02110, which is also the address of the Portfolio's investment adviser, Boston Management and Research ("BMR" or the "Investment Adviser"), which is a wholly-owned subsidiary of Eaton
     Vance Management ("Eaton Vance"); of Eaton Vance's parent, Eaton Vance Corp. ("EVC"); and of BMR's and Eaton Vance's trustee, Eaton Vance, Inc. ("EV"). Eaton Vance and EV are both wholly-owned subsidiaries of EVC.
     Those Trustees who are "interested persons" of the Portfolio, BMR, Eaton Vance, EVC or EV, as defined in the 1940 Act, by virtue of their affiliation with any one or more of the Portfolio, BMR, Eaton Vance, EVC or EV, are indicated by an asterisk (*).

                              TRUSTEES OF THE PORTFOLIO

        DONALD R. DWIGHT (64), Trustee
     President of Dwight Partners, Inc. (a corporate relations and communications company) founded in 1988; Chairman of the Board of
     Newspapers of New England, Inc. since 1983. Director or Trustee of various investment companies managed by Eaton Vance or BMR.
     Address: Clover Mill Lane, Lyme, New Hampshire 03768

        JAMES B. HAWKES (54), Vice President and Trustee*
     Executive Vice President  of BMR, Eaton Vance,  EVC and EV, and  a Director
     of EVC  and EV.   Director  or Trustee  and officer  of various  investment
     companies managed by Eaton Vance or BMR.

        SAMUEL L. HAYES, III (60), Trustee
     Jacob H. Schiff Professor of Investment Banking, Harvard University Graduate School of Business Administration. Director or Trustee of various investment companies managed by Eaton Vance or BMR.
     Address: Harvard University Graduate School of Business Administration, Soldiers Field Road, Boston, Massachusetts 02134

        NORTON H. REAMER (60), Trustee
     President  and Director,  United Asset  Management  Corporation, a  holding
     company  owning  institutional  investment   management  firms.   Chairman,

     President and Director, UAM Funds (mutual funds). Director or Trustee of various investment companies managed by Eaton Vance or BMR.
     Address: One International Place, Boston, Massachusetts 02110

        JOHN L. THORNDIKE (69), Trustee
     Director, Fiduciary Company Incorporated.   Director or Trustee  of various
     investment companies managed by Eaton Vance or BMR.
     Address: 175 Federal Street, Boston, Massachusetts 02110

        JACK L. TREYNOR (65), Trustee
     Investment  Adviser  and  Consultant.    Director  or  Trustee  of  various
     investment companies managed by Eaton Vance or BMR.
     Address: 504 Via Almar, Palos Verdes Estates, California 90274

                              OFFICERS OF THE PORTFOLIO

        THOMAS J. FETTER (52), President
     Vice President of BMR, Eaton Vance and EV. Officer of various investment companies managed by Eaton Vance or BMR. Mr. Fetter was elected President of the Portfolio on December 13, 1993.

        TIMOTHY T. BROWSE (36), Vice President
     Vice President of BMR and Eaton Vance since 1993 and an employee of Eaton Vance since 1992. Municipal Bond Trader, Fidelity Management & Research Company (1987-1992). Officer of various investment companies managed by Eaton Vance or BMR. Mr. Browse was elected Vice President of the Portfolio on June 19, 1995.

        ROBERT B. MACINTOSH (38), Vice President
     Vice President of BMR since August 11, 1992, and of Eaton Vance and EV. Employee of Eaton Vance since March 8, 1991. Fidelity Investments - Portfolio Manager (1986-1991). Officer of various investment companies managed by Eaton Vance or BMR. Mr. MacIntosh was elected Vice President of the Portfolio on March 22, 1993.

        JAMES L. O'CONNOR (50), Treasurer
     Vice President of  BMR, Eaton Vance and EV.   Officer of various investment
     companies managed by Eaton Vance or BMR.

        THOMAS OTIS (64), Secretary
     Vice President and Secretary of BMR, Eaton Vance, EVC and EV. Officer of various investment companies managed by Eaton Vance or BMR.

        JANET E. SANDERS (60), Assistant Secretary
     Vice President of BMR, Eaton Vance and EV. Officer of various investment companies managed by Eaton Vance or BMR.

        A. JOHN MURPHY (32), Assistant Secretary
     Assistant Vice President of BMR, Eaton Vance and EV since March 1, 1994; employee of Eaton Vance since March 1993. State Regulations Supervisor, The Boston Company (1991-1993) and Registration Specialist, Fidelity Management & Research Co. (1986-1991). Officer of various investment companies managed by Eaton Vance or BMR. Mr. Murphy was elected Assistant Secretary of the Portfolio on March 27, 1995.

        ERIC G. WOODBURY (38), Assistant Secretary
     Vice President of BMR, Eaton Vance and EV since February 1993; formerly, associate attorney at Dechert, Price & Rhoads and Gaston & Snow. Officer of various investment companies managed by Eaton Vance or BMR. Mr. Woodbury was elected Assistant Secretary of the Portfolio on June 19, 1995.

              Messrs. Thorndike (Chairman), Hayes and Reamer are members of the Special Committee of the Board of Trustees. The Special Committee's
     functions include a continuous review of the Portfolio's contractual relationship with the Investment Adviser, making recommendations to the Trustees regarding the compensation of those Trustees who are not members of the Eaton Vance organization, and making recommendations to the Trustees regarding candidates to fill vacancies, as and when they occur, in the ranks of those Trustees who are not "interested persons" of the Portfolio or the Eaton Vance organization.

              Messrs. Treynor  (Chairman) and  Dwight are  members of  the Audit
     Committee of the Board of Trustees. The Audit Committee's functions include making recommendations to the Trustees regarding the selection of the independent certified public accountants, and reviewing with such accountants and the Treasurer of the Portfolio matters relative to accounting and auditing practices and procedures, accounting records, internal accounting controls, and the functions performed by the custodian and transfer agent of the Portfolio.

              The fees and expenses of  those Trustees of the Portfolio who  are not members of the Eaton Vance organization (the noninterested Trustees) are paid by the Portfolio. (The Trustees of the Portfolio who are members of the Eaton Vance organization receive no compensation from the Portfolio). During the fiscal year ended July 31, 1995, the noninterested Trustees of the Portfolio earned the following compensation in their capacities as Trustees of the Portfolio and, during the year ended September 30, 1995, earned the following compensation in their capacities as Trustees of the other funds in the Eaton Vance fund complex(1):













                                                 B-20






                            Aggregate
                            Compensation      Total Compensation
    Name                    from Portfolio    from Fund Complex


    Donald R.
    Dwight                  $2,198(2)          $135,000(4)

    Samuel L.
    Hayes, III               2,219(3)          150,000(5)

    Norton H.
    Reamer                   2,229            135,000

    John L.
    Thorndike                2,325            140,000

    Jack L.
    Treynor                  2,300            140,000



       (1)  The  Eaton Vance fund  complex consists  of 211
          registered  investment   companies  or   series
          thereof.
       (2)  Includes $525 of deferred compensation.
       (3)  Includes $682 of deferred compensation.
       (4)  Includes $35,000 of deferred compensation.
       (5)  Includes $33,750 of deferred compensation.


          Trustees   of   the  Portfolio   who   are  not
    affiliated with  BMR may  elect to  defer receipt  of
    all  or  a   percentage  of  their  annual   fees  in
    accordance with  the  terms  of a  Trustees  Deferred
    Compensation Plan (the  "Plan").  Under the  Plan, an
    eligible Trustee may elect to  have his deferred fees
    invested  by the  Portfolio in  the shares  of one or
    more funds in  the Eaton  Vance Family of  Funds, and
    the amount paid to  the Trustees under the  Plan will
    be  determined based  upon  the performance  of  such
    investments.     Deferral   of   Trustees'  fees   in
    accordance with the Plan will have a negligible effect on the Portfolio's assets, liabilities, and net income per share, and will not obligate the Portfolio to retain the services of any Trustee or obligate the Portfolio to pay any particular level of compensation to the Trustee.

          The  Portfolio's Declaration  of Trust provides
    that  it will  indemnify  its Trustees  and  officers
    against   liabilities   and   expenses  incurred   in
    connection  with  litigation in  which  they  may  be
    involved  because   of   their   offices   with   the
    Portfolio, unless, as  to liability to the  Portfolio
    or  its  investors, it  is  finally  adjudicated that
    they  engaged  in  willful  misfeasance,  bad  faith,
    gross negligence or reckless disregard  of the duties
    involved in their offices, or  unless with respect to
    any other matter it is  finally adjudicated that they
    did not  act in good faith  in the  reasonable belief
    that their actions were in the  best interests of the
    Portfolio.     In  the  case   of  settlement,   such
    indemnification will  not be  provided unless  it has
    been determined  by a court  or other body  approving
    the  settlement   or  other  disposition,   or  by  a
    reasonable determination, based upon a review of readily available facts, by vote of a majority of noninterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

    Item 15.   Control  Persons and  Principal Holder  of
    Securities

          As  of November 14,  1995, EV Marathon Michigan
    Tax  Free Fund  (the "Marathon  Fund"),  a series  of
    Eaton  Vance  Municipals  Trust, owned  approximately
    97.8% of  the value of  the outstanding interests  in
    the  Portfolio.  Because  the Marathon  Fund controls
    the  Portfolio,  it  may  take  actions  without  the
    approval of  any other investor.   The Marathon  Fund
    has  informed  the  Portfolio  that  whenever  it  is
    requested  to  vote  on  matters  pertaining  to  the
    fundamental policies  of the Portfolio,  it will hold
    a meeting of  shareholders and will cast its votes as
    instructed  by its shareholders.   It  is anticipated
    that any other investor in the Portfolio which is an investment company registered under the 1940 Act would follow the same or a similar practice.

    Item 16.  Investment Advisory and Other Services

             Investment  Adviser.   The Portfolio engages
    BMR as investment  adviser pursuant to an  Investment
    Advisory Agreement  dated October 13,  1992.  BMR  or
    Eaton Vance acts as investment adviser to investment companies and various individual and institutional clients with combined assets under management of approximately $16 billion.

          BMR manages the investments and  affairs of the
    Portfolio   subject  to   the   supervision  of   the
    Portfolio's Board of Trustees.   BMR furnishes to the
    Portfolio    investment    research,    advice    and
    supervision,  furnishes  an  investment  program  and
    determines what  securities will  be purchased,  held
    or sold by  the Portfolio and what  portion, if  any,
    of the  Portfolio's assets  will be held  uninvested.
    The Investment  Advisory  Agreement requires  BMR  to
    pay  the  salaries  and  fees  of  all  officers  and
    Trustees of the  Portfolio who are members of the BMR
    organization  and  all  personnel  of BMR  performing
    services   relating   to   research  and   investment
    activities.   The  Portfolio is  responsible for  all
    expenses not  expressly stated to  be payable by  BMR
    under  the Investment  Advisory Agreement, including,
    without   implied   limitation,   (i)   expenses   of
    maintaining   the   Portfolio   and  continuing   its
    existence, (ii) registration  of the Portfolio  under
    the 1940  Act,  (iii)  commissions,  fees  and  other
    expenses connected with the acquisition, holding  and
    disposition  of  securities  and  other  investments,
    (iv)  auditing, accounting  and  legal expenses,  (v)
    taxes and  interest,  (vi) governmental  fees,  (vii)
    expenses of issue,  sale and redemption  of interests
    in the Portfolio, (viii) expenses of  registering and
    qualifying   the  Portfolio  and   interests  in  the
    Portfolio  under  federal and  state  securities laws
    and   of   preparing   and   printing    registration
    statements or other offering statements or  memoranda
    for such  purposes and for  distributing the same  to
    investors, and fees  and expenses of  registering and
    maintaining registrations  of  the Portfolio  and  of
    the Portfolio's placement  agent as broker-dealer  or
    agent  under state securities  laws, (ix) expenses of
    reports and notices  to investors and of  meetings of
    investors  and  proxy  solicitations  therefor,   (x)
    expenses  of  reports to  governmental  officers  and
    commissions,   (xi)    insurance   expenses,    (xii)
    association  membership  dues, (xiii)  fees, expenses
    and  disbursements  of  custodians and  subcustodians
    for all services to the Portfolio (including  without
    limitation  safekeeping  for  funds,  securities  and
    other  investments, keeping  of  books, accounts  and
    records, and determination of net  asset values, book
    capital account  balances  and  tax  capital  account
    balances), (xiv) fees, expenses  and disbursements of
    transfer   agents,   dividend    disbursing   agents,
    investor servicing  agents  and  registrars  for  all
    services  to   the  Portfolio,   (xv)  expenses   for
    servicing  the  accounts  of  investors,  (xvi)   any
    direct charges to investors approved  by the Trustees
    of the  Portfolio, (xvii)  compensation and  expenses
    of Trustees of the Portfolio  who are not members  of
    the  BMR organization, and  (xviii) such nonrecurring
    items  as may arise,  including expenses  incurred in
    connection  with  litigation, proceedings  and claims
    and the obligation of the  Portfolio to indemnify its
    Trustees,   officers   and  investors   with  respect
    thereto.

          For a description of the  compensation that the
    Portfolio  pays  BMR under  the  Investment  Advisory
    Agreement, see "Management of the Portfolio"  in Part
    A.   As  at July  31,  1995,  the Portfolio  had  net
    assets of  $191,262,981.  For  the fiscal year  ended
    July 31, 1995,  the Portfolio paid BMR  advisory fees
    of $856,258  (equivalent to 0.44%  of the Portfolio's
    average daily  net assets  for such  year).  For  the
    ten months  ended July 31,  1994, the Portfolio  paid
    BMR  advisory fees  of $721,041  (equivalent to 0.43%
    (annualized)  of the  Portfolio's  average daily  net
    assets for  such period).   For  the period from  the
    start of  business, February 1,  1993, to the  fiscal
    year  ended September  30,  1993, the  Portfolio paid
    BMR advisory  fees of  $443,391 (equivalent to  0.42%
    (annualized) of the Portfolio's average daily net assets for such period).

          The  Investment  Advisory  Agreement  with  BMR
    remains in  effect until February 28,  1996.   It may
    be  continued indefinitely thereafter so long as such
    continuance after  February 28,  1996 is approved  at
    least annually (i) by the  vote of a majority  of the
    Trustees  of  the Portfolio  who  are not  interested
    persons of the  Portfolio or of BMR cast in person at
    a  meeting  specifically  called for  the  purpose of
    voting on  such  approval and  (ii) by  the Board  of
    Trustees of the Portfolio  or by  vote of a  majority
    of   the  outstanding   voting   securities  of   the
    Portfolio.   The Agreement may  be terminated at  any
    time  without  penalty on  sixty  (60) days'  written
    notice by  the Board of Trustees  of either party, or
    by vote  of the  majority of  the outstanding  voting
    securities of  the Portfolio, and the  Agreement will
    terminate   automatically  in   the   event  of   its
    assignment.   The  Agreement  provides that  BMR  may
    render  services   to  others  and  engage  in  other
    business  activities   and  may  permit   other  fund
    clients  and other corporations  and organizations to
    use the  words  "Eaton Vance"  or "Boston  Management
    and Research"  in their  names.   The Agreement  also
    provides  that BMR shall not  be liable  for any loss
    incurred in  connection with  the performance of  its
    duties,  or  action  taken  or   omitted  under  that
    Agreement, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties thereunder, or for any losses sustained in the acquisition, holding or disposition of any security or other investment.

          BMR  is  a  wholly-owned  subsidiary  of  Eaton
    Vance.   Eaton  Vance and  EV  are both  wholly-owned
    subsidiaries of  EVC.  BMR and  Eaton Vance  are both
    Massachusetts business trusts, and EV is  the trustee
    of BMR  and Eaton  Vance.   The Directors  of EV  are
    Landon  T.  Clay,  H. Day  Brigham,  Jr.,  M.  Dozier
    Gardner, James  B. Hawkes,  and Benjamin A.  Rowland,
    Jr.   The  Directors  of  EVC  consist  of  the  same
    persons and  John G.L. Cabot  and Ralph Z.  Sorenson.
    Mr. Clay  is chairman  and Mr.  Gardner is  president
    and chief executive officer of  EVC, BMR, Eaton Vance
    and EV.   All of the issued and outstanding shares of
    Eaton  Vance and  EV are  owned by  EVC.  All  of the
    issued and  outstanding shares  of BMR  are owned  by
    Eaton Vance.   All shares  of the outstanding  Voting
    Common Stock  of EVC are deposited in a Voting Trust,
    which  expires  on  December  31,  1996,  the  Voting
    Trustees  of   which  are   Messrs.  Clay,   Brigham,
    Gardner,  Hawkes and  Rowland.   The  Voting Trustees
    have  unrestricted voting rights  for the election of
    Directors  of EVC.   All  of  the outstanding  voting
    trust  receipts issued  under  said Voting  Trust are
    owned  by certain  of the  officers of  BMR and Eaton
    Vance who are also officers and Directors of EVC  and
    EV.   As of October  31, 1995,  Messrs. Clay, Gardner
    and  Hawkes  each  owned 24%  of  such  voting  trust
    receipts,  and Messrs. Rowland  and Brigham owned 15%
    and  13%,   respectively,   of  such   voting   trust
    receipts.   Messrs. Hawkes and  Otis are officers  or
    Trustees  of the  Portfolio and  are  members of  the
    EVC,  Investment   Adviser,   Eaton  Vance   and   EV
    organizations.    Messrs. Browse,  Fetter, MacIntosh,
    Murphy,  O'Connor and  Woodbury and  Ms.  Sanders are
    officers or  Trustees of the  Portfolio and are  also
    members   of   the   BMR,   Eaton    Vance   and   EV
    organizations. BMR will receive the fees paid under the Investment Advisory Agreement.

          Eaton Vance  owns all of  the stock of  Energex
    Energy  Corp.,  which  is  engaged  in  oil  and  gas
    operations.   In addition,  Eaton Vance  owns all  of
    the  stock of  Northeast Properties,  Inc., which  is
    engaged in  real  estate investment,  consulting  and
    management.   EVC owns  all of the  stock of  Fulcrum

    Management, Inc.  and MinVen Inc., which  are engaged
    in  the  development of  precious  metal  properties.
    EVC also  owns 21%  of the  Class A  shares of  Lloyd
    George  Management  (B.V.I.)  Limited,  a  registered
    investment adviser.   EVC,  BMR, Eaton  Vance and  EV
    may also enter into other businesses.

          EVC and  its affiliates and their  officers and
    employees from time  to time  have transactions  with
    various  banks,  including   the  custodian  of   the
    Portfolio, Investors  Bank &  Trust Company.   It  is
    Eaton Vance's opinion that the terms and conditions of such transactions were not and will not be influenced by existing or potential custodial or other relationships between the Portfolio and such banks.

          Custodian.    Investors  Bank  & Trust  Company
    ("IBT"),  24  Federal Street,  Boston, Massachusetts,
    acts  as custodian  for the Portfolio.   IBT  has the
    custody  of all of  the Portfolio's assets, maintains
    the  general ledger  of the  Portfolio, and  computes
    the  daily  net  asset  value  of  interests  in  the
    Portfolio.   In such capacity  it attends to  details
    in connection with  the sale, exchange,  substitution
    or   transfer  of,   or  other   dealings  with,  the
    Portfolio's  investments, receives  and disburses all
    funds, and  performs various other ministerial duties
    upon  receipt   of  proper   instructions  from   the
    Portfolio.  IBT  charges fees  which are  competitive
    within  the industry.   A portion  of the fee relates
    to custody,  bookkeeping and  valuation services  and
    is based  upon a percentage  of Portfolio net  assets
    and  a  portion  of  the   fee  relates  to  activity
    charges,   primarily   the   number   of    portfolio
    transactions.   These  fees  are  then reduced  by  a
    credit  for   cash   balances   of   the   particular
    investment company at  the custodian equal to  75% of
    the 91-day, U.S.  Treasury Bill auction  rate applied
    to the  particular investment company's average daily
    collected balances  for the week.   Landon T. Clay, a
    Director of EVC  and an officer, Trustee  or Director
    of  other members  of the  Eaton Vance  organization,
    owns  approximately  13%   of  the   stock  of   IBT.
    Management  believes  that  such  ownership does  not
    create an  affiliated person relationship between the
    Portfolio  and  IBT  under the  1940  Act.    For the
    fiscal year ended  July 31, 1995, the  Portfolio paid
    IBT $1,944 for its services as custodian.

          Independent   Certified   Public   Accountants.
    Deloitte  & Touche  LLP, 125  Summer Street,  Boston,

    Massachusetts,  are the  independent certified public
    accountants   for  the   Portfolio,  providing  audit
    services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the Commission.

    Item 17.  Brokerage Allocation and Other Practices

          Decisions   concerning    the   execution    of
    portfolio   security  transactions,   including   the
    selection of the  market and the executing  firm, are
    made  by  BMR.   BMR  is  also  responsible  for  the
    execution of transactions for all other accounts managed by it.

          BMR places the portfolio security  transactions
    of the  Portfolio and of  all other accounts  managed
    by it  for execution with  many firms.   BMR uses its
    best  efforts  to   obtain  execution  of   portfolio
    security    transactions   at    prices   which   are
    advantageous  to  the  Portfolio  and  at  reasonably
    competitive spreads or  (when a disclosed  commission
    is   being   charged)   at   reasonably   competitive
    commission  rates.   In seeking  such execution,  BMR
    will use  its best judgment  in evaluating the  terms
    of  a  transaction  and will  give  consideration  to
    various   relevant    factors   including,    without
    limitation, the  size  and type  of the  transaction,
    the  nature  and  character of  the  market  for  the
    security,  the  confidentiality, speed  and certainty
    of effective  execution required for the transaction,
    the  general  execution and  operational capabilities
    of  the executing firm,  the reputation, reliability,
    experience and financial condition  of the firm,  the
    value and  quality of  the services  rendered by  the
    firm  in   this  and  other  transactions,   and  the
    reasonableness of  the spread or  commission, if any.
    Municipal     obligations,     including     Michigan
    obligations, purchased  and sold by the Portfolio are
    generally traded in the over-the-counter market  on a
    net   basis   (i.e.,   without  commission)   through
    broker-dealers   and  banks  acting   for  their  own
    account rather than as brokers,  or otherwise involve
    transactions  directly   with  the  issuer   of  such
    obligations.  Such firms attempt  to profit from such
    transactions by buying  at the bid price  and selling
    at the  higher asked  price of  the  market for  such
    obligations, and the difference  between the bid  and
    asked  price  is  customarily  referred  to  as   the
    spread.   The Portfolio  may also purchase  municipal
    obligations  from underwriters, the cost of which may
    include  undisclosed  fees  and  concessions  to  the
    underwriters.    While it  is  anticipated  that  the
    Portfolio   will   not   pay  significant   brokerage
    commissions   in   connection  with   such  portfolio
    security  transactions,   on  occasion   it  may   be
    necessary  or  appropriate  to  purchase  or  sell  a
    security  through a  broker on  an  agency basis,  in
    which  case  the  Portfolio  will incur  a  brokerage
    commission.    Although  spreads  or  commissions  on
    portfolio   security   transactions   will,  in   the
    judgment of  BMR, be  reasonable in  relation to  the
    value   of   the  services   provided,   spreads   or
    commissions exceeding those which another firm might charge may be paid to firms who were selected to execute transactions on behalf of the Portfolio and BMR's other clients for providing brokerage and research services to BMR.

          As  authorized   in   Section  28(e)   of   the
    Securities Exchange Act  of 1934, a broker  or dealer
    who  executes a  portfolio transaction  on  behalf of
    the Portfolio  may receive a  commission which is  in
    excess of the amount of  commission another broker or
    dealer  would   have  charged   for  effecting   that
    transaction  if BMR  determines  in good  faith  that
    such commission  was reasonable  in  relation to  the
    value  of   the  brokerage   and  research   services
    provided.   This  determination may  be  made on  the
    basis of  either  that particular  transaction or  on
    the basis  of overall responsibilities which  BMR and
    its affiliates  have  for  accounts over  which  they
    exercise investment  discretion.  In making  any such
    determination,  BMR  will  not  attempt  to  place  a
    specific dollar value  on the brokerage and  research
    services  provided or  to determine  what  portion of
    the commission  should be  related to  such services.
    Brokerage and  research services  may include  advice
    as to  the value of  securities, the advisability  of
    investing in,  purchasing or selling  securities, and
    the  availability  of  securities  or  purchasers  or
    sellers   of  securities;   furnishing  analyses  and
    reports concerning  issuers, industries,  securities,
    economic  factors and trends,  portfolio strategy and
    the  performance  of  accounts; effecting  securities
    transactions  and  performing   functions  incidental
    thereto (such  as clearance and settlement);  and the
    "Research   Services"   referred  to   in   the  next
    paragraph.

          It  is  a  common  practice of  the  investment
    advisory industry  and of the advisers  of investment
    companies,   institutions  and   other  investors  to
    receive   research,    statistical   and    quotation
    services,  data,  information  and  other   services,
    products  and materials which assist such advisers in
    the performance of their investment  responsibilities
    ("Research Services") from broker-dealer firms  which
    execute  portfolio transactions  for  the clients  of
    such advisers and from third  parties with which such
    broker-dealers  have  arrangements.   Consistent with
    this practice,  BMR receives  Research Services  from
    many broker-dealer firms  with which  BMR places  the
    Portfolio's transactions  and from third parties with
    which these broker-dealers have  arrangements.  These
    Research Services  include  such matters  as  general
    economic  and  market reviews,  industry  and company
    reviews,  evaluations  of  securities  and  portfolio
    strategies  and  transactions and  recommendations as
    to  the purchase  and sale  of  securities and  other
    portfolio  transactions,   financial,  industry   and
    trade  publications,  news and  information services,
    pricing  and  quotation equipment  and  services, and
    research  oriented computer  hardware, software, data
    bases and services.  Any particular Research  Service
    obtained through a  broker-dealer may be used  by BMR
    in connection  with client accounts  other than those
    accounts    which    pay    commissions    to    such
    broker-dealer.   Any  such  Research  Service may  be
    broadly  useful and  of  value  to BMR  in  rendering
    investment advisory services  to all or a significant
    portion  of  its  clients, or  may  be  relevant  and
    useful  for  the  management  of  only  one  client's
    account  or of  a few  clients' accounts,  or may  be
    useful  for the  management of  merely  a segment  of
    certain clients' accounts, regardless  of whether any
    such  account  or accounts  paid  commissions to  the
    broker-dealer  through  which  such Research  Service
    was  obtained.     The  advisory  fee  paid   by  the
    Portfolio is  not reduced  because BMR receives  such
    Research Services.    BMR  evaluates the  nature  and
    quality of the various Research Services obtained through broker-dealer firms and attempts to allocate sufficient commissions to such firms to ensure the continued receipt of Research Services which BMR believes are useful or of value to it in rendering investment advisory services to its clients.

          Subject to  the requirement that BMR  shall use
    its  best  efforts  to  seek  and  execute  portfolio
    security transactions  at advantageous prices  and at
    reasonably  competitive spreads  or commission rates,
    BMR  is  authorized to  consider as  a factor  in the
    selection of any firm with  whom portfolio orders may
    be placed  the fact  that such  firm has  sold or  is
    selling shares  of any  investment company  sponsored
    by  BMR  or   Eaton  Vance.    This   policy  is  not
    inconsistent  with a rule of the National Association
    of  Securities  Dealers,  Inc.,  which rule  provides
    that  no firm  which is  a member  of the Association
    shall  favor or  disfavor the  distribution of shares
    of  any  particular investment  company  or  group of
    investment  companies   on  the  basis  of  brokerage
    commissions received or expected by such firm from any source.

          Municipal     obligations     considered     as
    investments   for   the   Portfolio   may   also   be
    appropriate for  other investment accounts managed by
    BMR or its affiliates.  BMR will attempt to  allocate
    equitably  portfolio security  transactions among the
    Portfolio  and the portfolios of its other investment
    accounts  purchasing municipal  obligations  whenever
    decisions are made to purchase  or sell securities by
    the  Portfolio and one or more of such other accounts
    simultaneously.    In making  such  allocations,  the
    main  factors  to  be considered  are  the respective
    investment  objectives  of  the  Portfolio  and  such
    other  accounts,  the  relative   size  of  portfolio
    holdings of  the same  or comparable securities,  the
    availability of  cash for investment by the Portfolio
    and   such   accounts,   the   size   of   investment
    commitments generally held  by the Portfolio and such
    accounts and the opinions of the persons  responsible
    for  recommending investments  to  the Portfolio  and
    such accounts.   While  this procedure  could have  a
    detrimental  effect on  the price  or  amount of  the
    securities  available to the  Portfolio from  time to
    time,  it  is the  opinion  of  the  Trustees of  the
    Portfolio that  the benefits available  from the  BMR
    organization  outweigh  any  disadvantage  that   may
    arise     from      exposure     to      simultaneous
    transactions.

          For the fiscal year ended July 31, 1995, for the ten months ended July 31, 1994, and for the period from the start of business, February 1, 1993, to the fiscal year ended September 30, 1993, the Portfolio paid no brokerage commissions on portfolio transactions.

    Item 18.  Capital Stock and Other Securities

          Under  the  Portfolio's  Declaration of  Trust,
    the Trustees  are  authorized to  issue interests  in
    the   Portfolio.      Investors   are   entitled   to
    participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio.

    Upon  dissolution  of  the  Portfolio,  the  Trustees
    shall  liquidate  the  assets  of  the Portfolio  and
    apply  and   distribute  the   proceeds  thereof   as
    follows: (a) first, to  the payment of all debts  and
    obligations  of   the  Portfolio  to   third  parties
    including,  without  limitation,  the  retirement  of
    outstanding debt, including any debt owed to  holders
    of record  of interests in the  Portfolio ("Holders")
    or   their   affiliates,   and   the   expenses    of
    liquidation, and  to the setting  up of any  reserves
    for contingencies  which may  be  necessary; and  (b)
    second,  in  accordance  with  the Holders'  positive
    Book Capital  Account balances  after adjusting  Book
    Capital Accounts for certain  allocations provided in
    the Declaration of  Trust and in accordance  with the
    requirements   described  in   Treasury   Regulations
    Section  1.704-1(b)(2)(ii)(b)(2).     Notwithstanding
    the foregoing, if  the Trustees shall  determine that
    an immediate sale  of part or  all of  the assets  of
    the Portfolio would cause undue  loss to the Holders,
    the  Trustees, in  order  to  avoid such  loss,  may,
    after having  given notification to all  the Holders,
    to the extent not then  prohibited by the law  of any
    jurisdiction in  which the  Portfolio is then  formed
    or  qualified  and applicable  in  the circumstances,
    either  defer   liquidation  of  and   withhold  from
    distribution for a reasonable time  any assets of the
    Portfolio  except  those  necessary  to  satisfy  the
    Portfolio's debts  and obligations or  distribute the
    Portfolio's assets  to  the Holders  in  liquidation.
    Interests  in   the  Portfolio  have  no  preference,
    preemptive,  conversion  or similar  rights  and  are
    fully  paid  and nonassessable,  except as  set forth
    below.    Interests  in  the  Portfolio  may  not  be
    transferred.       Certificates    representing    an
    investor's interest in the Portfolio are issued only upon the written request of a Holder.

          Each Holder is  entitled to vote  in proportion
    to  the amount  of  its  interest in  the  Portfolio.
    Holders do  not have cumulative  voting rights.   The
    Portfolio   is  not  required   and  has  no  current
    intention  to hold  annual meetings  of Holders,  but
    the Portfolio will  hold meetings of Holders  when in
    the  judgment  of  the  Portfolio's  Trustees  it  is
    necessary or  desirable to submit  matters to a  vote
    of Holders at  a meeting.   Any action  which may  be
    taken by Holders may be taken without a meeting if Holders holding more than 50% of all interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust of the Portfolio) consent to the action in writing and the consents are filed with the records of meetings of Holders.

          The  Portfolio's  Declaration of  Trust  may be
    amended by  vote of Holders  of more than  50% of all
    interests in the Portfolio at  any meeting of Holders
    or by  an instrument  in writing  without a  meeting,
    executed by a majority of  the Trustees and consented
    to by the  Holders of more than 50% of all interests.
    The Trustees may also amend  the Declaration of Trust
    (without the  vote or consent  of Holders) to  change
    the   Portfolio's   name  or   the  state   or  other
    jurisdiction whose  law shall be  the governing  law,
    to  supply   any   omission  or   cure,  correct   or
    supplement  any ambiguous,  defective or inconsistent
    provision,  to conform  the  Declaration of  Trust to
    applicable  federal  law or  regulations  or  to  the
    requirements  of the  Internal  Revenue  Code, or  to
    change,  modify  or rescind  any  provision, provided
    that  such  change,  modification  or  rescission  is
    determined  by  the  Trustees  to  be  necessary   or
    appropriate  and not  to  have a  materially  adverse
    effect  on the  financial  interests of  the Holders.
    No amendment of the Declaration  of Trust which would
    change  any  rights  with  respect  to  any  Holder's
    interest  in  the Portfolio  by  reducing the  amount
    payable thereon  upon  liquidation of  the  Portfolio
    may be made, except with  the vote or consent  of the
    Holders of  two-thirds of all interests.   References
    in the Declaration  of Trust and  in Part  A or  this
    Part B to a specified percentage of,  or fraction of,
    interests  in  the  Portfolio,  means  Holders  whose
    combined  Book  Capital  Account  balances  represent
    such  specified   percentage  or   fraction  of   the
    combined Book Capital Account balance of all, or a specified group of, Holders.

          The  Portfolio may  merge  or consolidate  with
    any other  corporation, association,  trust or  other
    organization   or  may   sell  or   exchange  all  or
    substantially all of  its assets upon such  terms and
    conditions and  for  such consideration  when and  as
    authorized by the Holders of  (a) 67% or more  of the
    interests  in the Portfolio present or represented at
    the  meeting of Holders, if  Holders of more than 50%
    of  all  interests  are  present  or  represented  by
    proxy,  or  (b)  more  than  50%  of  all  interests,
    whichever is less.   The Portfolio may  be terminated
    (i) by the affirmative vote of Holders of not less than two-thirds of all interests at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by Holders of not less than two-thirds of all interests, or (ii) by the Trustees by written notice to the Holders.

          In accordance  with the  Declaration of  Trust,
    there normally will  be no meetings of  the investors
    for  the  purpose  of  electing Trustees  unless  and
    until  such  time as  less  than  a majority  of  the
    Trustees  holding   office  have   been  elected   by
    investors.   In such  an event,  the Trustees  of the
    Portfolio  then in  office  will  call an  investors'
    meeting for  the election  of Trustees.   Except  for
    the foregoing circumstances, and unless removed by action of the investors in accordance with the Portfolio's Declaration of Trust, the Trustees shall continue to hold office and may appoint successor
    Trustees.

          The  Declaration  of  Trust  provides  that  no
    person shall serve as a  Trustee if investors holding
    two-thirds of the outstanding interests have  removed
    him from that office either  by a written declaration
    or  by  votes  cast  at  a  meeting called  for  that
    purpose.   The Declaration of Trust  further provides
    that under certain  circumstances, the investors  may
    call  a meeting  to  remove a  Trustee  and that  the
    Portfolio  is  required  to  provide  assistance   in
    communicating with  investors about  such a  meeting.


          The  Portfolio is  organized as  a trust  under
    the laws of the State of New York.   Investors in the
    Portfolio  will  be held  personally  liable for  its
    obligations  and  liabilities,  subject, however,  to
    indemnification by  the Portfolio  in the  event that
    there is imposed  upon an investor a  greater portion
    of the  liabilities and obligations  of the Portfolio
    than  its proportionate  interest  in the  Portfolio.
    The  Portfolio  intends  to  maintain  fidelity   and
    errors  and omissions   insurance  deemed adequate by
    the Trustees.   Therefore,  the risk  of an  investor
    incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance exists and the Portfolio itself is unable to meet its obligations.

          The Declaration of Trust  further provides that
    obligations  of the  Portfolio are  not  binding upon
    the Trustees individually but only upon the  property
    of the Portfolio  and that  the Trustees will  not be
    liable for  any action or failure to act, but nothing
    in  the  Declaration  of  Trust  protects  a  Trustee
    against any liability to which  he would otherwise be
    subject  by reason of willful misfeasance, bad faith,
    gross  negligence,  or  reckless  disregard  of   the
    duties involved in the conduct of his office.

    Item  19.     Purchase,  Redemption  and  Pricing  of
    Securities

          Interests in  the Portfolio  are issued  solely
    in  private  placement   transactions  that  do   not
    involve any "public  offering" within the  meaning of
    Section  4(2) of  the Securities  Act of  1933.   See
    "Purchase  of   Interests  in   the  Portfolio"   and
    "Redemption or Decrease of Interest" in Part A.

    Item 20.  Tax Status

          The Portfolio has  been advised by  tax counsel
    that,  provided  the  Portfolio is  operated  at  all
    times  during   its  existence  in   accordance  with
    certain  organizational  and  operational  documents,
    the Portfolio  should be classified as  a partnership
    under the Internal  Revenue Code of 1986,  as amended
    (the  "Code"),  and  it should  not  be  a  "publicly
    traded  partnership"  within the  meaning  of Section
    7704 of the  Code.  Consequently, the  Portfolio does
    not  expect  that  it  will be  required  to  pay any
    federal  income tax, and a Holder will be required to
    take into  account in determining its  federal income
    tax liability its  share of  the Portfolio's  income,
    gains,   losses,   deductions   and  tax   preference
    items.

          Under Subchapter K of  the Code, a  partnership
    is  considered  to  be either  an  aggregate  of  its
    members  or  a separate  entity  depending  upon  the
    factual  and  legal  context  in  which the  question
    arises. Under  the aggregate  approach, each  partner
    is treated  as an owner  of an undivided interest  in
    partnership assets and  operations. Under the  entity
    approach, the  partnership is treated  as a  separate
    entity in which  partners have no direct  interest in
    partnership assets  and operations. The Portfolio has
    been advised  by tax counsel  that, in the  case of a
    Holder that seeks to qualify as a RIC,  the aggregate
    approach  should apply, and  each such  Holder should
    accordingly  be deemed  to own  a proportionate share
    of each  of the  assets of  the Portfolio  and to  be
    entitled  to  the  gross  income  of  the   Portfolio
    attributable  to  that  share  for  purposes  of  all
    requirements  of Sections 851(b) and 852(b)(5) of the
    Code. Further, the Portfolio has  been advised by tax
    counsel that each  Holder that seeks to  qualify as a
    RIC should be deemed to  hold its proportionate share
    of  the   Portfolio's  assets  for  the   period  the
    Portfolio has held the  assets or for the period  the
    Holder  has  been  an  investor  in   the  Portfolio,
    whichever is shorter. Investors should consult their tax advisers regarding whether the entity or the aggregate approach applies to their investment in the Portfolio in light of their particular tax status and any special tax rules applicable to them.

          In order  to enable a  Holder in the  Portfolio
    that is  otherwise eligible to qualify  as a RIC, the
    Portfolio  intends  to  satisfy  the requirements  of
    Subchapter  M of  the  Code  relating to  sources  of
    income and diversification of assets  as if they were
    applicable  to  the  Portfolio  and  to  allocate and
    permit withdrawals  in a  manner that  will enable  a
    Holder  which   is  a  RIC   to  comply  with   those
    requirements.   The Portfolio  will allocate at least
    annually  to each  Holder its  distributive share  of
    the Portfolio's  net taxable (if  any) and tax-exempt
    investment income,  net realized  capital gains,  and
    any other items  of income, gain, loss,  deduction or
    credit in a  manner intended to comply with  the Code
    and applicable  Treasury  regulations.   Tax  counsel
    has  advised   the  Portfolio  that  the  Portfolio's
    allocations of  taxable income  and loss should  have
    "economic   effect"    under   applicable    Treasury
    regulations.

          To  the  extent   the  cash  proceeds  of   any
    withdrawal  (or,  under  certain circumstances,  such
    proceeds plus the value of any marketable  securities
    distributed  to  an  investor)  ("liquid   proceeds")
    exceed a Holder's  adjusted basis of his  interest in
    the Portfolio,  the Holder  will generally realize  a
    gain  for federal  income tax  purposes.  If, upon  a
    complete   withdrawal   (redemption  of   the  entire
    interest),  the   Holder's  adjusted  basis   of  his
    interest  exceeds   the  liquid   proceeds  of   such
    withdrawal, the Holder will generally  realize a loss
    for  federal   income   tax   purposes.     The   tax
    consequences of a withdrawal of  property (instead of
    or in addition to liquid  proceeds) will be different
    and   will    depend   on   the    specific   factual
    circumstances.   A  Holder's  adjusted  basis  of  an
    interest  in  the  Portfolio  will generally  be  the
    aggregate   prices   paid  therefor   (including  the
    adjusted basis  of contributed property  and any gain
    recognized on  such contribution),  increased by  the
    amounts of  the Holder's distributive share  of items
    of  income  (including interest  income  exempt  from
    federal  income tax)  and realized  net  gain of  the
    Portfolio, and  reduced, but not  below zero, by  (i)
    the  amounts  of the  Holder's distributive  share of
    items of Portfolio loss,  and (ii) the amount  of any
    cash   distributions  (including   distributions   of
    interest income  exempt from  federal income tax  and
    cash   distributions   on   withdrawals   from    the
    Portfolio)  and  the  basis  to  the  Holder  of  any
    property  received  by  such  Holder  other  than  in
    liquidation,  and  (iii)  the  Holder's  distributive
    share  of the  Portfolio's nondeductible expenditures
    not   properly   chargeable   to   capital   account.
    Increases or  decreases in  a Holder's  share of  the
    Portfolio's   liabilities   may   also   result    in
    corresponding   increases   or   decreases  in   such
    adjusted basis.   Distributions of liquid proceeds in
    excess of a Holder's adjusted basis in its interest in the Portfolio immediately prior thereto generally will result in the recognition of gain to the Holder in the amount of such excess.

          The Portfolio may acquire zero  coupon or other
    securities issued with  original issue discount.   As
    the  holder of  those securities,  the Portfolio must
    account  for  the original  issue  discount  (even on
    municipal securities)  that accrues on the securities
    during  the taxable  year,  even  if it  receives  no
    corresponding payment  on the  securities during  the
    year.   Because  each Holder  that is  a RIC annually
    must distribute  substantially all of  its investment
    company taxable  income  and net  tax-exempt  income,
    including  any  original issue  discount,  to qualify
    for  treatment  as a  RIC,  any  such Holder  may  be
    required in  a particular  year to  distribute as  an
    "exempt-interest dividend"  an amount that is greater
    than its proportionate  share of the total  amount of
    cash  the   Portfolio  actually   receives.     Those
    distributions  will  be made  from the  Holder's cash
    assets, if  any, or from  its proportionate share  of
    the Portfolio's cash assets or  the proceeds of sales
    of  the Portfolio's  securities, if  necessary.   The
    Portfolio may realize capital gains or losses from those sales, which would increase or decrease the investment company taxable income and/or net capital gain (the excess of net long-term capital gain over net short-term capital loss) of a Holder that is a RIC. In addition, any such gains may be realized on the disposition of securities held for less than three months. Because of the Short-Short Limitation
    (defined  below), any  such  gains would  reduce  the

    Portfolio's ability to sell other securities, or options or futures contracts, held for less than three months that it might wish to sell in the ordinary course of its portfolio management.

          Investments   in   lower   rated   or   unrated
    securities may  present  special tax  issues for  the
    Portfolio and hence  to an investor in  the Portfolio
    to the extent  actual or anticipated defaults  may be
    more likely  with respect  to such  securities.   Tax
    rules are  not entirely  clear about  issues such  as
    when  the  Portfolio may  cease  to accrue  interest,
    original  issue  discount, or  market  discount; when
    and to what  extent deductions  may be taken  for bad
    debts or worthless securities; how payments  received
    on  obligations  in   default  should  be   allocated
    between principal  and income; and  whether exchanges
    of  debt  obligations   in  a  workout   context  are
    taxable.

          In  order for  a  Holder that  is  a RIC  to be
    entitled to  pay the  tax-exempt interest income  the
    Portfolio   allocates   to   it  as   exempt-interest
    dividends  to  its  shareholders,  the  Holder   must
    satisfy   certain    requirements,   including    the
    requirement that,  at the  close of  each quarter  of
    its taxable  year, at least  50% of the  value of its
    total assets consists of obligations the interest  on
    which is  excludable from gross income  under Section
    103(a)  of  the  Code.    The  Portfolio  intends  to
    concentrate   its  investments   in  such  tax-exempt
    obligations to an extent that will enable a RIC that invests its investable assets in the Portfolio to satisfy this 50% requirement.

          Interest  on  certain municipal  obligations is
    treated  as a tax preference item for purposes of the
    federal alternative  minimum tax.   Holders that  are
    required to file federal income tax returns are required to report tax-exempt interest allocated to them by the Portfolio on such returns.

          From   time   to  time   proposals   have  been
    introduced  before   Congress  for  the   purpose  of
    restricting or  eliminating  the federal  income  tax
    exemption for  interest on certain types of municipal
    obligations,  and  it can  be  expected that  similar
    proposals may  be introduced  in the  future.   Under
    federal tax legislation enacted in 1986, the  federal
    income  tax   exemption  for   interest  on   certain
    municipal  obligations was  eliminated or restricted.
    As a result of such  legislation, the availability of
    municipal   obligations   for   investment   by   the
    Portfolio and the value of the Portfolio may be affected.

          In the course of managing its  investments, the
    Portfolio  may realize some  short-term and long-term
    capital gains (and/or  losses) as a result  of market
    transactions,    including   sales    of    portfolio
    securities  and rights to  when-issued securities and
    options and futures transactions.   The Portfolio may
    also realize  taxable income from  certain short-term
    taxable  obligations, securities loans,  a portion of
    original  issue  discount  with  respect  to  certain
    stripped  municipal  obligations  or  their  stripped
    coupons   and   certain   realized   accrued   market
    discount.  Any  allocations of such capital  gains or
    other taxable income  to Holders would be  taxable to
    Holders that  are  subject to  tax.   However, it  is
    expected  that such  amounts, if  any, would normally
    be  insubstantial  in  relation   to  the  tax-exempt
    interest earned by the Portfolio.

          The  Portfolio's  transactions  in options  and
    futures  contracts will  be  subject to  special  tax
    rules  that  may   affect  the  amount,   timing  and
    character of  its items of  income, gain or loss  and
    hence  the allocations  of such  items  to investors.
    For example, certain positions held by the  Portfolio
    on the  last business day of  each taxable  year will
    be marked to  market (i.e., treated as if  closed out
    on  such day),  and any  resulting gain  or loss will
    generally  be   treated  as  60%  long-term  and  40%
    short-term capital gain  or loss.  Certain  positions
    held  by  the Portfolio  that  substantially diminish
    the Portfolio's  risk of loss  with respect to  other
    positions    in   its    portfolio   may   constitute
    "straddles," which are subject to  tax rules that may
    cause deferral  of Portfolio  losses, adjustments  in
    the  holding  period  of  Portfolio  securities   and
    conversion  of  short-term  into  long-term   capital
    losses.



          Income   from   transactions  in   options  and
    futures  contracts  derived  by  the  Portfolio  with
    respect  to its  business of  investing in securities
    will qualify  as permissible income  for its  Holders
    that are  RICs under  the requirement  that at  least
    90%  of  a  RIC's  gross  income  each  taxable  year
    consist  of  specified  types  of  income.   However,
    income  from  the disposition  by  the  Portfolio  of
    options  and futures  contracts  held for  less  than
    three  months  will  be  subject  to the  requirement
    applicable to those  Holders that less than 30%  of a
    RIC's  gross  income  each  taxable  year  consist of
    certain      short-term      gains      ("Short-Short
    Limitation").

          If    the    Portfolio     satisfies    certain
    requirements,  any increase  in  value of  a position
    that is part  of a "designated hedge"  will be offset
    by any  decrease in value  (whether realized or  not)
    of the offsetting hedging position during  the period
    of the hedge for purposes  of determining whether the
    Holders  that   are  RICs  satisfy   the  Short-Short
    Limitation.   Thus, only the  net gain  (if any) from
    the  designated  hedge  will  be  included  in  gross
    income  for   purposes  of  that  limitation.     The
    Portfolio will  consider whether  it  should seek  to
    qualify for this  treatment for its hedging  transac-
    tions.   To  the  extent the  Portfolio  does not  so
    qualify, it may be forced to defer the closing out of options and futures contracts beyond the time when it otherwise would be advantageous to do so, in order for Holders that are RICs to continue to qualify as such.

          Interest on indebtedness incurred or  continued
    by  an investor to purchase or carry an investment in
    the Portfolio is not deductible  to the extent it  is
    deemed  attributable  to  the investor's  investment,
    through  the  Portfolio,  in tax-exempt  obligations.
    Further,  persons  who are  "substantial  users"  (or
    persons   related   to   "substantial   users")    of
    facilities  financed  by  industrial  development  or
    private  activity  bonds  should  consult  their  tax
    advisers   before   investing   in   the   Portfolio.
    "Substantial user" is defined in applicable Treasury regulations to include a "non-exempt person" who regularly uses in trade or business a part of a facility financed from the proceeds of industrial development bonds and would likely be interpreted to include private activity bonds issued to finance similar facilities.

          An  entity that  is  treated as  a  partnership
    under the Code,  such as the Portfolio,  is generally
    treated as  a partnership under  state and local  tax
    laws, but  certain states may  have different  entity
    classification  criteria  and may  therefore  reach a
    different conclusion.   Entities that  are classified
    as partnerships  are not treated  as separate taxable
    entities under  most state  and local  tax laws,  and
    the  income of  a  partnership  is considered  to  be
    income of partners  both in timing and  in character.
    The exemption  of interest income for  federal income
    tax   purposes   does  not   necessarily   result  in
    exemption under  the income or tax  laws of any state
    or local taxing authority.   The laws of  the various
    states  and  local   taxing  authorities  vary   with
    respect to the taxation of such interest income, as well as to the status of a partnership interest under state and local tax laws, and each holder of an interest in the Portfolio is advised to consult his own tax adviser.

          The foregoing  discussion does not  address the
    special tax  rules applicable  to certain classes  of
    investors,  such  as  tax-exempt entities,  insurance
    companies  and  financial  institutions.    Investors
    should  consult their own  tax advisers  with respect
    to  special  tax  rules  that   may  apply  in  their
    particular situations, as well as the state, local or foreign tax consequences of investing in the Portfolio.

    Item 21.  Underwriters

          The placement agent for the Portfolio  is Eaton
    Vance   Distributors,   Inc.,   which   receives   no
    compensation   for   serving   in   this    capacity.
    Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

    Item 22.  Calculation of Performance Data

    Not applicable.

    Item 23.  Financial Statements

          The  following audited  financial statements of
    the  Portfolio,  which  are included  in  the  Annual
    Report to  Shareholders of EV  Marathon Michigan  Tax
    Free  Fund for the fiscal  year ended  July 31, 1995,
    are incorporated  by reference into  this Part B  and
    have  been  so  incorporated  in  reliance  upon  the
    report  of  Deloitte  and  Touche  LLP,   independent
    certified   public   accountants,   as   experts   in
    accounting and auditing.

          Portfolio  of  Investments   as  of  July   31,
          1995
          Statement  of Assets and Liabilities as of July
          31, 1995

          Statement  of  Operations for  the  fiscal year
          ended July 31, 1995
          Statement  of Changes  in  Net Assets  for  the
          fiscal year  ended July 31,  1995, for the  ten
          months ended July 31, 1994,  and for the period
          from the start of  business, February 1,  1993,
          to September 30, 1993
          Supplementary Data  for the  fiscal year  ended
          July 31,  1995, for the  ten months ended  July
          31,  1994, and for the period from the start of
          business, February  1, 1993,  to September  30,
          1993
          Notes to Financial Statements
          Independent Auditors' Report

          For  purposes  of  the  EDGAR  filing  of  this
    amendment to the Portfolio's registration  statement,
    the Portfolio  incorporates  by reference  the  above
    audited   financial   statements  of   the  Portfolio
    contained in the Annual Report  to Shareholders of EV
    Marathon Michigan Tax  Free Fund for the  fiscal year
    ended   July    31,   1995,   as   previously   filed
    electronically with the Commission (Accession  Number
    0000950135-95-001995).

                          APPENDIX

             Description of Securities Ratings+

               Moody's Investors Service, Inc.

    Municipal Bonds

    Aaa: Bonds  which are rated  Aaa are judged  to be of
    the  best quality.  They carry the smallest degree of
    investment  risk and  are  generally  referred to  as
    "gilt edged."   Interest payments are protected  by a
    large  or  by  an  exceptionally  stable  margin  and
    principal is  secure.   While the  various protective
    elements are  likely to change,  such changes as  can
    be   visualized  are  most  unlikely  to  impair  the
    fundamentally strong position of such issues.

    Aa: Bonds  which are  rated Aa  are judged  to be  of
    high quality  by all  standards.   Together with  the
    Aaa group they  comprise what are generally  known as
    high  grade  bonds.   They are  rated lower  than the
    best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risk appear somewhat larger than the Aaa securities.

    A: Bonds  which are  rated A  possess many  favorable
    investment  attributes and  are to  be considered  as
    upper-medium-grade  obligations.     Factors   giving
    security to  principal  and interest  are  considered
    adequate, but elements may  be present which  suggest
    a  susceptibility  to  impairment   sometime  in  the
    future.

    Baa:  Bonds which  are rated  Baa  are considered  as
    medium-grade  obligations  (i.e.,  they  are  neither
    highly  protected  nor  poorly  secured).    Interest
    payments and  principal security appear  adequate for
    the present  but certain  protective elements  may be
    lacking or  may be characteristically unreliable over
    any  great   length  of  time.     Such  bonds   lack
    outstanding investment characteristics and in fact have speculative characteristics as well.

    Ba:  Bonds which  are  rated Ba  are  judged to  have
    speculative   elements;   their   future  cannot   be
    considered as well assured.   Often the protection of
    interest  and principal payments may be very moderate
    and thereby  not well  safeguarded during other  good
    and  bad  times  over the  future.    Uncertainty  of
    position characterizes bonds in this class.

    + The  ratings indicated  herein are  believed to  be
    the  most recent  ratings available  at  the date  of
    this   Registration  Statement   for  the  securities
    listed.   Ratings are  generally given  to securities
    at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessarily represent ratings which would be given to these securities on the date of the Portfolio's fiscal year end.

    B:   Bonds  which   are   rated  B   generally   lack
    characteristics   of   the    desirable   investment.
    Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

    Caa: Bonds which are rated Caa  are of poor standing.
    Such issues may be in default or there may be present elements of danger with respect to principal or interest.

    Ca:  Bonds which  are rated  Ca represent obligations
    which are speculative in a high degree.   Such issues
    are   often   in   default  or   have   other  marked
    shortcomings.

    C: Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

    Absence of Rating: Where no rating has been assigned or where a rating has been suspended or withdrawn, it may be for reasons unrelated to the quality of the issue.

    Should no rating be assigned, the reason may be one of the following:

          1.    An   application   for  rating   was  not
                received or accepted.
          2.    The  issue or issuer  belongs to  a group
                of securities  or companies that  are not
                rated as a matter of policy.
          3.    There  is  a   lack  of  essential   data
                pertaining to the issue or issuer.
          4.    The issue was privately placed, in  which
                case  the  rating  is  not  published  in

                Moody's publications.

    Suspension  or  withdrawal  may  occur   if  new  and
    material circumstances  arise, the  effects of  which
    preclude  satisfactory  analysis;  if   there  is  no
    longer   available  reasonable   up-to-date  data  to
    permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

    Note:   Moody's  applies numerical  modifiers, 1,  2,
    and 3 in  each generic rating classification  from Aa
    through B in  its corporate bond rating system.   The
    modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

    Municipal Short-Term Obligations

    Ratings:   Moody's  ratings for  state and  municipal
    short-term  obligations  will  be designated  Moody's
    Investment Grade or  (MIG).   Such rating  recognizes
    the differences  between short  term credit risk  and
    long term risk.   Factors affecting the  liquidity of
    the borrower and short term cyclical elements are critical in short term ratings, while other factors of major importance in bond risk, long term secular trends for example, may be less important over the short run.

    A short term  rating may also be assigned on an issue
    having   a  demand  feature,   variable  rate  demand
    obligation (VRDO).  Such  ratings will be  designated
    as VMIGI, SG or if  the demand feature is  not rated,
    NR.    A  short  term rating  on  issues  with demand
    features are differentiated by the use of the VMIGI symbol to reflect such characteristics as payment upon periodic demand rather than fixed maturity dates and payment relying on external liquidity.
    Additionally, investors should be alert to the fact that the source of payment may be limited to the external liquidity with no or limited legal recourse to the issuer in the event the demand is not met.

    Commercial Paper

    Moody's commercial paper  ratings are opinions of the
    ability  of  issuers to  repay  punctually promissory
    obligations  not  having  an   original  maturity  in
    excess of 365 days.

    Issuers  (or  supporting institutions)  rated Prime-1
    (P-1) have a superior ability for repayment of senior short-term debt obligations. Prime-1 or P-1 repayment ability will often be evidenced by many of the following characteristics:

      - Leading market positions in well established industries.

      -   High rates of return on funds employed.

      -   Conservative   capitalization  structure   with
          moderate reliance on debt and ample asset protection.

      -   Broad  margins  in earnings  coverage  of fixed
          financial   charges  and   high  internal  cash
          generation.

      -   Well   established  access   to   a  range   of
          financial   markets  and   assured  sources  of
          alternate liquidity.

    Prime-2

    Issuers  (or  supporting institutions)  rated Prime-2
    (P-2) have a  strong ability for repayment  of senior
    short-term  debt obligations.   This will normally be
    evidenced  by  many  of   the  characteristics  cited
    above, but to  a lesser degree.  Earnings  trends and
    coverage ratios, while sound, may  be more subject to
    variation.    Capitalization  characteristics,  while
    still appropriate, may  be more affected by  external
    conditions.       Ample    alternate   liquidity   is
    maintained.

    Prime-3

    Issuers  (or  supporting institutions)  rated Prime-3
    (P-3)  have  an acceptable  ability for  repayment of
    senior  short-term   obligations.    The   effect  of
    industry characteristics and market compositions  may
    be  more pronounced.    Variability in  earnings  and
    profitability may result  in changes in the  level of
    debt   protection   measurements   and  may   require
    relatively   high   financial  leverage.     Adequate
    alternate liquidity is maintained.

                      Standard & Poor's



    Investment Grade

    AAA: Debt rated  AAA has the highest  rating assigned
    by  S&P.     Capacity  to  pay  interest   and  repay
    principal is extremely strong.

    AA: Debt rated AA has a very strong capacity to pay interest and differs from the highest rated issues only in small degree.

    A: Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

    BBB:  Debt  rated  BBB  is   regarded  as  having  an
    adequate   capacity   to  pay   interest   and  repay
    principal.    Whereas it  normally  exhibit  adequate
    protection  parameters, adverse  economic  conditions
    or changing circumstances are more  likely to lead to
    a  weakened  capacity  to  pay  interest   and  repay
    principal for debt in this category than in higher rated categories.

    Speculative Grade

    Debt  rated BB,  B,  CCC, CC,  and  C is  regarded as
    having   predominantly  speculative   characteristics
    with respect  to capacity to  pay interest and  repay
    principal.     BB  indicates   the  least  degree  of
    speculation and C the highest.  While such  debt will
    likely    have    some    quality   and    protective
    characteristics,   these  are   outweighed  by  large
    uncertainties   or   major   exposures   to   adverse
    conditions.

    BB: Debt  rated BB  has less  near-term vulnerability
    to default  than other speculative issues.   However,
    it faces  major ongoing uncertainties  or exposure to
    adverse  business, financial,  or economic conditions
    which  could  lead  to  inadequate  capacity  to meet
    timely  interest  and  principal payments.    The  BB
    rating category is also used for debt subordinated to senior debt that is assigned an actual or implied
    BBB-  rating.

    B:  Debt  rated  B has  a  greater  vulnerability  to
    default  but  currently  has  the  capacity  to  meet
    interest payments and principal  repayments.  Adverse
    business,  financial,  or  economic  conditions  will
    likely  impair   capacity  or   willingness  to   pay
    interest and repay principal.   The B rating category
    is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

    CCC:  Debt rated  CCC  has a  currently  identifiable
    vulnerability  to  default,  and  is  dependent  upon
    favorable   business,    financial,   and    economic
    conditions  to meet  timely payment  of  interest and
    repayment  of principal.   In  the  event of  adverse
    business, financial,  or economic  conditions, it  is
    not  likely to have the capacity  to pay interest and
    repay principal.   The  CCC rating  category is  also
    used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

    CC: The rating CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC debt rating.

    C:  The  rating  C  is   typically  applied  to  debt
    subordinated  to  senior debt  which  is assigned  an
    actual or  implied CCC-  debt rating.   The  C rating
    may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

    C1: The Rating C1 is reserved for income bonds on which no interest is being paid.

    D: Debt rated  D is in payment default.  The D rating
    category is used when interest  payments or principal
    payments are not  made on the  date due  even if  the
    applicable grace  period has not expired,  unless S&P
    believes that such payments will  be made during such
    grace period.   The D  rating also will  be used upon
    the filing of a bankruptcy petition if debt service payments are jeopardized.

    Plus (+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

    p:  The  letter  "p" indicates  that  the  rating  is
    provisional.    A  provisional   rating  assumes  the
    successful  completion of the  project being financed
    by the  debt being rated  and indicates that  payment
    of debt  service requirements is largely  or entirely
    dependent  upon the successful and timely  completion
    of  the   project.    This  rating,   however,  while
    addressing  credit  quality subsequent  to completion
    of the  project, makes no  comment on the  likelihood
    of, or  the  risk of  default  upon failure  of  such
    completion.   The  investor should  exercise his  own
    judgment with respect to such likelihood and risk.

    L: The letter "L" indicates  that the rating pertains
    to the principal  amount of those bonds to the extent
    that the underlying deposit collateral is  insured by
    the Federal Deposit Insurance  Corp. and interest  is
    adequately   collateralized.     In   the   case   of
    certificates  of  deposit  the  letter "L"  indicates
    that  the  deposit,  combined  with  other  deposits,
    being held  in the same  right and capacity, will  be
    honored   for   principal  and   accrued  pre-default
    interest up to the federal insurance limits within 30 days after closing of the insured institution or, in the event that the deposit is assumed by a successor insured institution, upon maturity.

    NR: NR indicates no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

    Municipal Notes

    S&P's  note  ratings reflect  the  liquidity concerns
    and market  access risks unique to  notes.  Notes due
    in  3  years  or  less  will  likely  receive  a note
    rating.   Notes  maturing beyond  3  years will  most
    likely   receive  a  long-term   debt  rating.    The
    following criteria will be used in making that assessment:

      - Amortization schedule (the larger the final maturity relative to other maturities the more likely it will be treated as a note).

      - Sources of payment (the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note).

    Note rating symbols are as follows:

    SP-1: Strong capacity to pay principal and  interest.
    Those  issues  determined  to   possess  very  strong
    characteristics will be given a plus(+) designation.

    SP-2: Satisfactory  capacity  to  pay  principal  and
    interest   with   some   vulnerability   to   adverse
    financial and economic changes over the terms of the note.

    SP-3: Speculative capacity to pay principal and interest.

    Commercial Paper

    S&P's  commercial   paper  ratings   are  a   current
    assessment of the likelihood of timely payment of debts considered short-term in the relevant market.

    A: Issues assigned this highest rating are regarded as having the greatest capacity for timely payment.
    Issues in this category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety.

    A-1: This  designation indicates  that the  degree of
    safety  regarding timely  payment is  strong.   Those
    issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation.

    A-2: Capacity for timely payment  on issues with this
    designation is satisfactory.   However, the  relative
    degree of safety is not as high as for issues designated "A-1".

    A-3: Issues  carrying this designation  have adequate
    capacity  for  timely payment.    They are,  however,
    more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

    B: Issues rated "B" are regarded as having only speculative capacity for timely payment.

    C: This rating is assigned to short term debt obligations with doubtful capacity for payment.

    D: Debt rated  'D' is in  payment default.   The  'D'
    rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period had not expired, unless S&P believes that such payments will be made during such grace period.

                Fitch Investors Service, Inc.

    Investment Grade Bond Ratings

    AAA: Bonds considered  to be investment grade  and of
    the  highest credit  quality.    The obligor  has  an
    exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

    AA: Bonds  considered to be  investment grade and  of
    very high credit  quality.  The obligor's  ability to
    pay  interest  and repay  principal  is  very strong,
    although not  quite as strong  as bonds rated  'AAA'.
    Because bonds rated in the  'AAA' and 'AA' categories
    are  not  significantly  vulnerable  to   foreseeable
    future   developments,   short-term  debt   of  these
    issuers is generally rated 'F-1+'.

    A: Bonds  considered to  be investment  grade and  of
    high credit  quality.   The obligors  ability to  pay
    interest  and repay  principal  is considered  to  be
    strong,   but  may  be  more  vulnerable  to  adverse
    changes in economic conditions and circumstances than bonds with higher ratings.

    BBB: Bonds considered  to be investment grade  and of
    satisfactory credit quality.   The obligor's  ability
    to pay interest and repay  principal is considered to
    be  adequate.  Adverse changes in economic conditions
    and circumstances,  however, are more likely  to have
    adverse impact  on these bonds, and therefore, impair
    timely payment.   The likelihood that the  ratings of
    these bonds will fall below investment grade is higher than for bonds with higher ratings.

    High Yield Bond Ratings

    BB: Bonds  are considered speculative.  The obligor's
    ability to  pay interest and  repay principal may  be
    affected  over  time  by  adverse  economic  changes.
    However,  business and financial  alternatives can be
    identified   that   could  assist   the   obligor  in
    satisfying its debt service requirements.

    B:  Bonds are considered  highly speculative.   While
    bonds  in  this  class  are  currently  meeting  debt
    service  requirements,  the probability  of continued
    timely  payment  of principal  and  interest reflects
    the obligor's limited  margin of safety and  the need
    for   reasonable   business  and   economic  activity
    throughout the life of the issue.

    CCC: Bonds have certain identifiable  characteristics
    which,  if not  remedied, may lead  to default.   The
    ability to meet obligations requires an advantageous business and economic environment.

    CC:  Bonds  are  minimally  protected.    Default  in
    payment of interest and/or principal seems probable over time.

    C: Bonds are in imminent default in payment of interest or principal.

    DDD, DD, and D: Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. `DDD' represents the highest potential for recovery on these bonds, and `D' represents the lowest potential for recovery.

    Plus (+) or Minus (-): The ratings from AA to C may be modified by the addition of a plus or minus sign to indicate the relative position of a credit within the rating category.

    NR: Indicates that Fitch does not rate the specific issue.

    Conditional: A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.

    Investment Grade Short-Term Ratings

    Fitch's short-term ratings apply  to debt obligations
    that  are   payable  on   demand  or  have   original
    maturities of  generally up to three years, including
    commercial    paper,   certificates    of    deposit,
    medium-term  notes,  and  municipal  and   investment
    notes.

    F-1+: Exceptionally  Strong Credit  Quality.   Issues
    assigned this rating are regarded as having the strongest degree of assurance for timely payment.

    F-1:  Very Strong  Credit Quality.    Issues assigned
    this rating reflect an assurance of timely payment only slightly less in degree than issues rated
    'F-1+'.

    F-2:  Good  Credit  Quality.    Issues  carrying this
    rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as the `F-1+' and `F-1' categories.

    F-3:  Fair  Credit  Quality.    Issues carrying  this
    rating  have  characteristics  suggesting  that   the
    degree of assurance  for timely payment  is adequate;
    however, near-term adverse change could cause these securities to be rated below investment grade.

                       * * * * * * * *

    Notes: Bonds  which are  unrated expose the  investor
    to  risks with respect to capacity to pay interest or
    repay principal  which are  similar to  the risks  of
    lower-rated  speculative  bonds.    The Portfolio  is
    dependent  on  the  Investment  Adviser's   judgment,
    analysis and experience in the evaluation of such bonds.

    Investors should note that the assignment of a rating to a bond by a rating service may not reflect the effect of recent developments on the issuer's ability to make interest and principal payments.

                           PART C


    Item 24.  Financial Statements and Exhibits

          (a)   Financial Statements

                   The  financial statements  called  for
                by   this   Item   are  incorporated   by
                reference in  Part B  and listed in  Item
                23 hereof.

          (b)   Exhibits

                   1. (a)    Declaration  of Trust  dated
                      May 1, 1992 filed herewith.

                      (b)   Amendment  to the Declaration
                      of Trust  dated June 13, 1994 filed
                      herewith.

                         (c)   Form of  Amendment to  the
                      Declaration    of    Trust    dated
                      December     1,      1995     filed
                      herewith.

                   2. By-Laws  of  the  Registrant  dated
                      May 1, 1992 filed herewith.

                   5. Investment    Advisory    Agreement
                      between the  Registrant and  Boston
                      Management   and   Research   dated
                      October     13,      1992     filed
                      herewith.

                   6. Placement   Agent  Agreement   with
                      Eaton   Vance   Distributors,  Inc.
                      dated   January  29,   1993   filed
                      herewith.

                   8. (a)     Custodian  Agreement   with
                      Investors  Bank  &   Trust  Company
                      dated   January  29,   1993   filed
                      herewith.

                         (b)  Amendment to the  Custodian
                      Agreement  dated October  23,  1995
                      filed herewith.

                   13.      Investment     representation
                            letter    of   Eaton    Vance
                            Municipals  Trust  (on behalf
                            of Eaton  Vance Michigan  Tax
                            Free Fund) dated  January 21,
                            1993 filed herewith.

    Item  25.   Persons  Controlled  by or  under  Common
    Control with Registrant

          Not applicable.

    Item 26.  Number of Holders of Securities

               (1)                (2)
                               Number of
          Title of Class    Record Holders
                           As of November 14, 1995

           Interests               4


    Item 27.  Indemnification

          No  change from  the information  set forth  in
    Item 27  of Form  N-1A in  the original  Registration
    Statement under  the Investment Company Act  of 1940,
    which   information   is   incorporated   herein   by
    reference.

          The Trustees and officers of the Registrant and the personnel of the Registrant's investment adviser are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company
    Act of 1940.

    Item 28.  Business and Other Connections

          To the knowledge of the  Portfolio, none of the
    trustees or  officers of  the Portfolio's  investment
    adviser,  except  as set  forth  on its  Form  ADV as
    filed with  the Securities  and Exchange  Commission,
    is   engaged  in  any   other  business,  profession,
    vocation or employment of a substantial nature, except that certain trustees and officers also hold various positions with and engage in business for affiliates of the investment adviser.

    Item 29.  Principal Underwriters

          Not applicable.

    Item 30.  Location of Accounts and Records

          All  applicable  accounts, books  and documents
    required  to  be  maintained  by  the  Registrant  by
    Section 31(a) of  the Investment Company Act  of 1940
    and  the  Rules  promulgated  thereunder  are  in the
    possession   and   custody   of   the    Registrant's
    custodian, Investors Bank &  Trust Company, 89  South
    Street, Boston,  MA  02111,  and its transfer  agent,
    First Data  Investor Services  Group, Inc., 53  State
    Street,  Boston, MA   02104,  with  the exception  of
    certain  corporate  documents  and portfolio  trading
    documents which are in the  possession and custody of
    the Registrant's  investment  adviser at  24  Federal
    Street,  Boston,  MA    02110.    The  Registrant  is
    informed  that  all applicable  accounts,  books  and
    documents required  to  be maintained  by  registered
    investment  advisers   are   in   the   custody   and
    possession    of    the    Registrant's    investment
    adviser.

    Item 31.  Management Services

          Not applicable.

    Item 32.  Undertakings

          Not applicable.

                         SIGNATURES



          Pursuant to the requirements of the  Investment
    Company Act of 1940, the Registrant has duly caused this amendment to the Registration Statement on Form
    N-1A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts on the 29th day of November, 1995.

                            MICHIGAN TAX FREE PORTFOLIO


                            By: /s/ Thomas J. Fetter
                            ________________________
                            Thomas J. Fetter
                            President

                     INDEX TO EXHIBITS


       Exhibit No.    Description of Exhibit

       1.       (a)   Declaration of Trust  dated May  1,
                1992

                   (b)   Amendment to  the Declaration of
                Trust dated June 13, 1994

                   (c)     Form  of   Amendment  to   the
                Declaration  of  Trust dated  December 1,
                1995

       2.       By-Laws of  the Registrant  dated May  1,
                1992

       5.       Investment  Advisory  Agreement   between
                the Registrant and Boston Management and Research dated October 13, 1992

       6.       Placement  Agent  Agreement   with  Eaton
                Vance  Distributors, Inc.  dated  January
                29, 1993

       8.       (a)   Custodian  Agreement with Investors
                Bank &  Trust Company  dated January  29,
                1993

                   (b)     Amendment   to  the  Custodian
                Agreement dated October 23, 1995

       13.      Investment   representation   letter   of
                Eaton Vance Municipals Trust (on behalf of Eaton Vance Michigan Tax Free Fund) dated January 21, 1993

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